Exhibit 10.1

ASSET PURCHASE AGREEMENT

dated as of March 12, 2009

by and among

CRAZY MOOSE CASINO, INC.,

CRAZY MOOSE CASINO II, INC.,

COYOTE BOB’S, INC.

AND

GULLWING III, LLC,

collectively as Seller,

and

NG WASHINGTON, LLC,

as Purchaser

TABLE OF CONTENTS

PAGE
ARTICLE I. SALE OF ASSETS; CLOSING		1
1.01	Assets.	1
1.02	Assumption of Certain Liabilities.	4
1.03	Deposit; Purchase Price; Closing Payment; Promissory Note and Security Agreement.	4
1.04	Closing; Deliveries.	5
1.05	Further Assurances; Post Closing Cooperation.	7
1.06	Third Party Consents.	7
1.07	Governmental and Regulatory Authority Consents.	8
1.08	Transfer Taxes	8
1.09	Prorations	9

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER		9
2.01	Organization of Seller	9
2.02	Authority	10
2.03	No Conflicts	10
2.04	Governmental Approvals and Filings	10
2.05	Books and Records	10
2.06	Financial Statements.	11
2.07	Absence of Changes	12
2.08	No Undisclosed Liabilities	13
2.09	Legal Proceedings.	13
2.10	Compliance With Laws and Orders	13
2.11	Benefit Plans; ERISA.	14
2.12	Real Property	15
2.13	Tangible Personal Property	17
2.14	Intellectual Property.	18
2.15	Title to Assets	18
2.16	Taxes.	18
2.17	Contracts.	19
2.18	Licenses	21
2.19	Insurance	21
2.20	Affiliate Transactions	22
2.21	Employees; Labor Relations.	22
2.22	Environmental Matters	23
2.23	Suppliers	23
2.24	Inventory	23
2.25	Vehicles	24
2.26	Entire Business	24
2.27	Brokers	24
2.28	Authority	24
2.29	Disclosure	24

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ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER		25
3.01	Organization	25
3.02	Authority	25
3.03	No Conflicts	25
3.04	Governmental Approvals and Filings	25
3.05	Legal Proceedings	25
3.06	Brokers	26
3.07	OFAC Compliance	26
3.08	Purchaser's Reliance Upon Representation or Warranty of Seller	26
3.09	Authority	26
3.10	Financial Ability	26

ARTICLE IV. COVENANTS OF SELLER		26
4.01	Regulatory and Other Approvals	26
4.02	Investigation by Purchaser	27
4.03	No Solicitations or Business Dispositions	27
4.04	Conduct of Business	28
4.05	Delivery of Financial Statements and Reports; Filings.	28
4.06	Employee Matters	29
4.07	Certain Restrictions	30
4.08	Delivery of Books and Records	30
4.09	Noncompetition and Confidentiality	30
4.10	Notice and Cure	31
4.11	Fulfillment of Conditions	32
4.12	Use of Name	32
4.13	Kennewick, Washington, Property	32

ARTICLE V. COVENANTS OF PURCHASER		32
5.01	Regulatory and Other Approval	32
5.02	Notice and Cure	33
5.03	Fulfillment of Conditions	33
5.04	Employee Information	33
5.05	OFAC Compliance	33
5.06	Disclosure of Financial Information	34

ARTICLE VI. CONDITIONS TO OBLIGATIONS OF PURCHASER		34
6.01	Representations and Warranties	34
6.02	Performance	34
6.03	Certificates	34
6.04	Orders and Laws	34
6.05	Regulatory Consents and Approvals	35
6.06	Audited Most Recent Financial Statements	35
6.07	Third Party Consents	35
6.08	Deliveries	35
6.09	Proceedings	35
6.10	Privity Letters	35
6.11	No Material Adverse Change	35
6.12	Release and Discharge of Monetary Liens	36

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ARTICLE VII. CONDITIONS TO OBLIGATIONS OF SELLER		36
7.01	Representations and Warranties	36
7.02	Performance	36
7.03	Officers’ Certificates	36
7.04	Orders and Laws	36
7.05	Deliveries	37
7.06	Regulatory Consents and Approvals	37
7.07	Proceedings	37

ARTICLE VIII. EMPLOYEE MATTERS		37
8.01	Employees	37
8.02	Termination of Benefits by Seller	37
8.03	No Third Party Beneficiaries	38
8.04	WARN Act.	38
8.05	COBRA.	38

ARTICLE IX. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS		39
9.01	Survival of Representations, Warranties, Covenants and Agreements	39
9.02	Limits on Purchaser's Claims Alleging Breach of Representations and Warranties	40
9.03	Limits on Seller's Claims Alleging Breach of Representations and Warranties	40

ARTICLE X. INDEMNIFICATION		41
10.01	Indemnification.	41
10.02	Method of Asserting Claims	42

ARTICLE XI. TERMINATION		44
11.01	Termination	44
11.02	Survival	45
11.03	Deposit	45
11.04	No Consequential or Incidental Damages	45
11.05	Purchaser’s Right to Specific Performance	45

ARTICLE XII. MISCELLANEOUS		45
12.01	Notices	45
12.02	Construction	46
12.03	Entire Agreement	46
12.04	Expenses	46
12.05	Public Announcements	46
12.06	Confidentiality	47
12.07	Waiver	47
12.08	Amendment	47
12.09	No Third Party Beneficiary	47
12.10	No Assignment; Binding Effect	47
12.11	Headings	48
12.12	Consent to Jurisdiction and Service of Process	48
12.13	Invalid Provisions	48
12.14	Exhibits and Schedules	48
12.15	Governing Law	48
12.16	Joint and Several Obligations	48
12.17	Counterparts	48

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This ASSET PURCHASE AGREEMENT dated as of March 12, 2009 is made and entered into by and among CRAZY MOOSE CASINO, INC., a Washington corporation having an office at 510 South 20th Street, Pasco, Washington 99301 (“Crazy Moose”), CRAZY MOOSE CASINO II, INC., a Washington corporation having an office at 22003 66th Ave. W, Ste. A, Mountlake Terrace, Washington 98043 (“Crazy Moose II”), COYOTE BOB’S, INC., a Washington corporation having an office at 3014 W. Kennewick Ave., Kennewick, Washington 99336 (“Coyote Bob’s”), and GULLWING III, LLC, a Washington limited liability company having an office at 402 16th St. NE, Ste. A-106,  Auburn, Washington 98002 (“Gullwing”), and NG WASHINGTON, LLC, a Washington limited liability company having an office at 50 Briar Hollow Lane, Suite 500W, Houston, Texas 77027 ("Purchaser").  Capitalized terms not otherwise defined herein have the meanings set forth in Exhibit A.  For purposes of this Agreement, Crazy Moose, Crazy Moose II, Coyote Bob’s and Gullwing shall be referred to as “Seller” and all references to Seller shall mean each Seller individually and/or collectively, as the context may require.

W I T N E S S E T H
WHEREAS, Crazy Moose, Crazy Moose II and Coyote Bob’s operate “mini-casinos” providing gaming services, including open play, tournament play and house-banked card rooms, and conduct restaurant and bar operations in the cities of Pasco, Washington, Kennewick, Washington, and Mountlake Terrace, Washington, respectively (the "Business"); and

WHEREAS Gullwing owns the Real Property (as defined in Exhibit A) located in the cities of Pasco, Washington and Kennewick, Washington, as more particularly described in Exhibit B; and

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all of the assets of Seller utilized in the Business, including the Real Property, all on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

SALE OF ASSETS; CLOSING

1.01 Assets.

(a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date Seller will sell, transfer, convey, assign and deliver to Purchaser, all right, title and interest in, to and under all of the assets, properties, rights, claims and operations of Seller of every kind and description (other than the Excluded Assets (defined in Subsection 1.01(b) below)) used in the operation of the Business, wherever located, whether tangible or intangible, real, personal or mixed, whether or not appearing on the books and records of Seller (collectively, the “Assets”).  The Assets shall be transferred to Purchaser free and clear of all Liens other than the Permitted Liens.  The Assets include but are not limited to the following:

(i) all inventories of Seller, including, without limitation, all liquor, wine, beer, food, supplies, packaging materials, spare parts and similar items (the “Inventory”);

(ii) all other tangible personal property and interests of Seller utilized in or in any way relating to the Business or located on the Real Property including, without limitation, computers and integrated computer systems, other electronic data processing hardware, display terminals, printers, and related computer equipment and accessories; all software designed for use on the computers and electronic data processing hardware described above including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever) to the extent assignable (collectively “Software”); office, casino, restaurant and bar equipment; gaming tables, gaming chips and gaming paraphernalia, player-tracking systems, counting equipment and gauge systems; video cameras, recording devices and security surveillance equipment; machinery, equipment, tools and tooling (including expendable tooling), furniture, fixtures, leasehold improvements and motor vehicles (including passenger motor coaches and passenger shuttles), point of sale equipment, signs and signage, uniforms, laundry and linens, silverware, glassware, chinaware, pots, pans and utensils and merchandise (collectively, the "Tangible Personal Property");

(iii) all right, title and interest of Seller in all of the real property owned, leased or otherwise used in any manner by Seller relating to the Business, including, without limitation, the Real Property;

(iv) all Contracts described in Section 2.17(a) of the Disclosure Schedule, with the exception of the Terminated Contracts (defined in Section 4.07(b) below) and except as otherwise specified in Section 2.17(a) of the Disclosure Schedule (the “Assumed Contracts”);

(v) all intangible personal property (other than the Intellectual Property) of Seller or rights thereto used in connection with the Business, including without limitation, customer and supplier lists, phone numbers, facsimile numbers, e-mail addresses, domain names and other documentation with respect thereto, all goodwill relating to the Business (“Intangible Personal Property”);

(vi) all Intellectual Property;

(vii) to the extent their transfer is permitted under applicable Laws, all Licenses (including applications therefor) utilized in the conduct of the Business; and

(viii) originals or copies of all material books and records currently used or held for use in the conduct of the Business or otherwise relating to the Assets, including originals (to the extent available and, if not available, copies or if none, reasonably complete and accurate written descriptions) of all Assumed Contracts, records (including unexpired warranties) evidencing or relating to the Assets, all business plans, marketing and promotional materials, all policy and procedure manuals and employee handbooks.

(b) Excluded Assets.  Notwithstanding anything in this Agreement to the contrary, the following assets of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

(i) all cash, including without limitation cash held in the casino cages, in bank accounts of Seller, ATMs and other cash on hand;

(ii) all outstanding amounts related to credit card and debit card charges by customers and checks (including NSF checks) payable to Seller for transactions conducted through the close of business on the day before the Closing Date in connection with the Business;

(iii) Software for which Seller does not have an assignable license, as listed in Section 1.01(b)(iii) of the Disclosure Schedule;

(iv) all prepaid expenses relating to the Business, as listed in Section 1.01(b)(iv) of the Disclosure Schedule;

(v) all security deposits deposited by or on behalf of Seller as lessee or sublessee or otherwise under those Assumed Contracts specifically identified in Section 1.01(b)(v) of the Disclosure Schedule;

(vi) all assets owned or held by any Benefit Plans;

(vii) a mounted fish from the office of Carl Jacobson;

(viii) a moose head located at the Crazy Moose Casino (Pasco) (which is not owned by the Seller);

(ix) the minute books, equity transfer books and corporate seal of Seller;

(x) the Seller’s life insurance policies with respect to the Equity Owners;

(xi) the Terminated Contracts; and

(xii) any refunds relating to the Regular Member Retrospective Rating Group Participation Contract between Seller and the Washington Restaurant Association.

1.02 Assumption of Certain Liabilities.

(a) In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, Purchaser shall assume and become responsible for, from and after the Closing, only the following obligations or liabilities (the “Assumed Liabilities”): (i) those obligations or liabilities arising under any Assumed Contract that accrue and are required to be performed from and after the Closing; (ii) the following promotional liabilities of Seller (the “Promotional Liabilities”): (A) any and all complimentaries or jackpot liabilities of Seller, (B) mailings and “match the deal” promotions, pull tab “carry out games” and (C) “two for one” dining coupons and dining gift certificates, all as more particularly described in Section 1.02(a)(ii) of the Disclosure Schedule, in an aggregate amount not to exceed $30,000.00; (iii) the accrued vacation pay and sick leave with respect to Employees of Seller who accept employment with Purchaser as of the Closing Date, as set forth in Section 1.02(a)(iii) of the Disclosure Schedule and (iv) those Liens described on Section 1.02(a)(iv) of the Disclosure Schedule.

(b) Purchaser shall not assume or otherwise become responsible for, and Seller shall remain liable for and discharge when due, all liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due; and whether claims with respect thereto are asserted before or after the Closing) of Seller that are not Assumed Liabilities (collectively, “Retained Liabilities”).  In furtherance and not in limitation of the foregoing, within ten (10) days following the Closing Date, Seller shall file or caused to be filed all Washington state Tax Returns required to be filed in connection with the Business, pay all Taxes required to be paid in connection therewith, and promptly thereafter furnish Purchaser with copies of such Tax Returns, together with evidence of filing the same and payment of Taxes due thereunder; provided that notwithstanding the above, all Transfer Taxes shall be paid as set forth in Section 1.08 hereof.  It is expressly understood and agreed by Seller that Purchaser shall not assume any liability or obligation and shall have no liability or obligation to any third party except as expressly provided in this Agreement.

1.03 Deposit; Purchase Price; Closing Payment; Promissory Note and Security Agreement.

(a) Deposit.  Immediately upon the execution of this Agreement, Purchaser shall deliver $500,000 (the “Deposit”) in cash to Chicago Title Insurance Company (the “Escrow Agent”).  The Escrow Agent shall continue to hold the Deposit and shall invest such funds pursuant to the terms of the Escrow Agreement being executed and delivered concurrently herewith (“Escrow Agreement”) among Purchaser, Seller and the Escrow Agent.  The Deposit, together with any and all interest earned thereon, shall be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement and will be paid to Purchaser or Seller in accordance with the terms of the Escrow Agreement and this Section 1.03.  If the Closing occurs, the Deposit, together with any and all interest earned thereon, shall be payable to Seller at Closing.  If the Closing does not occur, the Deposit, together with any and all interest earned thereon, shall be payable to:

(i) Purchaser, if (i) this Agreement is terminated by Purchaser as a result of Seller’s Material Breach or (ii) this Agreement is terminated solely in the event that (A) Purchaser, despite its commercially reasonable efforts, is unable to obtain its liquor license or gaming license to operate the Business in the State of Washington on or before Closing, or (B) a Material Adverse Change (calculated solely at the end of each calendar month prior to Closing) occurred on or before Closing; provided, however, that, in the event that the Closing does not occur pursuant to the reasons set forth in subsection (a)(ii)(A) above, a portion of the Deposit equal to the attorney’s fees and costs of Seller, not to exceed an aggregate amount of $50,000, shall be immediately paid to Seller upon Purchaser’s receipt of proper documentation evidencing such costs and fees; or

(ii) Seller in all other circumstances.

(b) Purchase Price. The aggregate purchase price for the Assets and the covenant of Seller and the Equity Owners contained in Section 4.09 (the “Purchase Price”) shall be an amount equal to $15,750,000, payable as set forth in Section 1.03(c) and Section 1.03(d) below.

(c) Closing Payment.  At Closing, Purchaser shall pay to Seller by wire transfer to an account or accounts designated in writing by Sellers at least five Business Days prior to the Closing an amount equal to $11,750,000 less the Deposit, together with all accrued interest thereon (which Deposit shall be applied against the Purchase Price and credited to Purchaser at Closing) less the Payoff Amounts (as defined in Section 6.12) to be paid by Purchaser to creditors of Seller in order to fully satisfy, release and discharge the Monetary Liens in accordance with the conditions of Section 6.12 of this Agreement (the “Cash Closing Payment”).  The Cash Closing Payment shall be adjusted by the net amount of prorations made at Closing pursuant to Section 1.09.

(d) Promissory Note and Security Agreement.  At Closing, Purchaser shall issue to Seller a promissory note made to the order of a Seller or promissory notes made to the order of each Seller (apportioning the principal balance thereof as directed in writing by Seller), in the form annexed hereto as Exhibit C (the “Promissory Note”), in the original principal amount of $4,000,000.  Obligations of Purchaser under the Promissory Note shall be secured by, among other things, a first lien on the Assets purchased by Purchaser at Closing pursuant to a security agreement in the form annexed hereto as Exhibit D-1 (the “Security Agreement”) and a deed of trust with assignment of rents and security agreement in the form annexed hereto as Exhibit D-2 (“Deed of Trust”).  The obligations owing under the Promissory Note shall be guarantied by Nevada Gold & Casinos, Inc. pursuant to a guaranty in the form annexed hereto as Exhibit D-3 (“Guaranty”). The Promissory Note, the Security Agreement, the Deed of Trust and the Guaranty shall collectively be referred to herein as the “Seller Finance Documents.”

1.04 Closing; Deliveries.

(a) The Closing shall take place at the offices of Chicago Title Insurance Company, 4717 S. 19th St., Ste. 201, Tacoma, WA 98405, or at such other place as Purchaser and Sellers mutually agree, at 10:00 A.M. local time, which Closing is anticipated to occur on or before June 1, 2009 (the “Closing Date”), subject to the satisfaction (or waiver) of all conditions to each party’s obligation to close under this Agreement by the obligated party; provided, however, for all purposes the Closing shall be deemed to have occurred as of 12:01 A.M. local time on the Closing Date.  The Closing may take place by delivery of the documents (executed by all of the parties, as applicable) at Closing by facsimile transmission, email in locked or unmodified pdf format or courier service and payment of the Cash Closing Payment by wire transfer.

(b) At Closing, Seller will deliver, or cause to be delivered to Purchaser, the following: (i) a Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit E hereto (the “Bill of Sale”), (ii) an Assignment and Assumption of Lease, substantially in the form of Exhibit F hereto (the “Assignment of Lease”), (iii) for each parcel of Real Property, a special warranty deed substantially in the form of Exhibit G hereto (the “Deed”), (iv) an Owner’s Affidavit of Title for each parcel of Real Property, (v) a “non-foreign person” affidavit for each parcel of Real Property, (vi) a certificate of occupancy or other transfer approval, to the extent required by any governmental entity having jurisdiction over each parcel of Real Property, (vii) all keys relating to the Real Property, (viii) the Officer’s Certificate of Seller, (ix) the Secretary’s Certificate of Seller, (x) a certificate of name change (and other appropriate documentation) to change the corporate or company name of Seller, which certificate shall be filed with the Secretary of State of Washington (or other appropriate governing body) on the Closing Date, (xi) evidence that Crazy Moose Casino III, Inc., a Washington corporation, has been dissolved or changed its name to a name that Seller would not be prohibited from using under Section 4.12 of this Agreement, (xii) a real estate excise tax affidavit with respect to the Real Property, (xiii) a list of all Promotional Liabilities, certified by Seller as true and correct as of the Closing Date, (xiv) a list of all Employees who have been terminated at each applicable Business within ninety (90) days prior to the Closing Date, certified by Seller as true and correct as of the Closing Date, (xv) a list of COBRA Recipients as of the date immediately prior to the Closing, certified by Seller as true and correct as of the Closing Date, together with any additional information regarding COBRA Recipients requested by Purchaser, and (xvi) all other documents, instruments, consents and writings which are required to be delivered by Seller at the Closing pursuant to this Agreement.

(c) At Closing, Purchaser will deliver, or cause to be delivered to Seller, the following: (i) the Cash Closing Payment, (ii) the Deposit and all interest thereon, (iii) the Promissory Note, (iv) the Bill of Sale, (v) the Assumption Agreement, (vi) the Security Agreement, (vii) the Deed of Trust, (viii) a UCC-1 financing statement naming Seller as secured party covering the assets described in the Security Agreement, (ix) the Officer’s Certificate of Purchaser, (x) the Secretary’s Certificate of Purchaser, (xi) a fully-executed excise tax affidavit, (xii) a resale certificate regarding the portion of the Assets comprised of inventory, (xiii) a lender’s policy of title insurance insuring the lien of the Deed of Trust against the Real Property in an amount equal to 110% of the tax assessed value of the Real Property, (xiv) the Guaranty and (xv) all other documents, instruments, consents and writings which are required to be delivered by Purchaser at the Closing pursuant to this Agreement.

(d) At Closing, (i) Seller shall pay, or cause to be paid, to Escrow Agent one-half of all fees and costs of the Escrow Agent, plus the costs of recording the Deed plus the Excise Tax pursuant to the provisions of Section 1.08 and (ii) Purchaser shall pay, or cause to be paid, to Escrow Agent one half of all fees and costs of the Escrow Agent plus the Sales Tax pursuant to the provisions of Section 1.08.

1.05 Further Assurances; Post Closing Cooperation.

(a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets (as contemplated herein and to the extent consistent with this Agreement and the Operative Agreements).

(b) At any time or from time to time after the Closing, at Seller’s request and without further consideration, Purchaser shall execute and deliver to Seller such other instruments, documents and other agreements as required under the Seller Finance Documents.

(c) Following the Closing, any amounts received by or delivered to Seller on account of an Asset shall be remitted to Purchaser and any amounts received by or delivered to Purchaser on account of an Excluded Asset shall be remitted to Seller.

(d) Following the Closing, Purchaser will afford Seller, its counsel and its accountants, during normal business hours and upon reasonable advance notice, reasonable access to the books and records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with the preparation of Tax Returns, and compliance with the requirements of any Governmental or Regulatory Authority.  Further, Purchaser agrees for a period of two (2) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless Purchaser shall first offer in writing to surrender such books, records and other data to Seller and Seller shall not agree in writing to take possession thereof during the thirty (30) day period after such offer is made.

(e) Any information obtained by Seller in accordance with this Section 1.05 shall be held confidential by Seller in accordance with and subject to Section 12.06.  Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with this Section shall be subject to applicable rules relating to discovery.

1.06 Third Party Consents. To the extent that any Assumed Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder.  Purchaser and Seller shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Assumed Contract to Purchaser in all cases in which such consent is or may be required for such assignment or, in the alternative, a replacement contract.  If any such consent or replacement contract shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Assumed Contract, including enforcement of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.  If and to the extent that such arrangement cannot be made to the satisfaction of Seller and Purchaser, Purchaser may, at its option, either (i) waive the conditions to closing set forth in Section 6.07 and proceed to consummate the transactions contemplated by this Agreement or (ii)(A) if the Assumed Contract at issue is the Crazy Moose II Lease, the lease for the parking facility located at 420 South 20th Avenue, Pasco, Washington (the “Parking Facility Lease”), or the agreements for the card shufflers listed in Section 2.17(a) of the Disclosure Schedule (the “Card Shuffler Agreements”)(solely in the event that the card shufflers described therein have not been purchased by Seller prior to Closing and included within the Assets) or (B) in the event that in excess of 10% of the Table Game Licenses are not assigned to Purchaser or replaced with new and substantially similar contracts by Closing, elect not to consummate the transactions contemplated by this Agreement in accordance with Section 6.07 as a result of Seller’s failure to fulfill the closing condition; provided, however, if Purchaser elects to consummate the transaction under clause (i) above, Purchaser shall indemnify and hold Seller harmless from any and all Losses resulting from the failure to obtain such consent.

1.07 Governmental and Regulatory Authority Consents.

(a) Seller shall use commercially reasonable efforts to obtain all Governmental and Regulatory Authority consents or waivers necessary for Seller to undertake the transactions contemplated hereby or by the Operative Agreements.  The provisions of this Section 1.07(a) shall not affect the right of Seller not to consummate the transactions contemplated by this Agreement if the conditions contained in Section 7.06 have not been fulfilled.

(b) Purchaser shall use commercially reasonable efforts to obtain all Governmental and Regulatory Authority consents or waivers necessary for Purchaser to undertake the transactions contemplated hereby or by the Operative Agreements.  The provisions of this Section 1.07(b) shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the conditions contained in Section 6.05 have not been fulfilled.

1.08 Transfer Taxes.  Seller shall be responsible for all sales, use, transfer, recording, gains and other similar taxes and fees or liability for such taxes or fees arising out of or in connection with the sale and transfer of the Real Property to the Purchaser under this Agreement, including without limitation, the Washington Real Estate Excise Tax (collectively, the “Excise Tax”).  Purchaser shall be responsible for all sales, transfer, recording, gains, and other similar taxes and fees or liability for such taxes or fees arising out of or in connection with the sale of all Assets other than the Real Property under this Agreement (the “Sales Tax” and, together with the Excise Tax, the “Transfer Taxes”).  For purposes of calculating the Transfer Taxes and otherwise, the parties hereto agree to value the Real Property at its tax assessed value of $1,536,080.00 and the Tangible Personal Property constituting equipment at $300,000.00.  The parties hereto shall cooperate and provide promptly all documents and other materials, including copies of all Tax Returns, if necessary, required to be filed with respect to the payment of the Excise Tax or the Sales Tax, as applicable.

1.09 Prorations.  All prorations will be made as of the Closing Date on the basis of the actual days of the month in which the Closing Date occurs.  Seller will be liable for the following expenses relating to the Assets for the period prior to the Closing Date and Purchaser will be liable for such expenses for the period from and after the Closing Date.  If any expenses are not determinable on the Closing Date, Seller and Purchaser will make any final adjustments as and when the actual bills therefor are issued to the appropriate party.  The party owing amounts to the other under this Section 1.09 shall pay the same within thirty (30) days following the determination of such amounts.  The following expenses shall be prorated:

(a) Taxes.  Real property taxes and assessments on the Real Property will be prorated as of the Closing Date for the current fiscal year based on the most current official real property tax information available from the office of the county assessor or other assessing authorities for the county in which the Real Property is located.

(b) Utility Costs and Deposits.  To the extent applicable, Seller will notify all water, gas, electric and other utility companies servicing the Real Property (collectively, "Utility Companies") of the sale of the Real Property to Purchaser and will request that all Utility Companies send Seller a final bill for the period ending on the last day prior to the Closing Date.  Purchaser will notify all Utility Companies servicing the Real Property that as of the Closing Date, Purchaser will own the Real Property and that all utility bills for the period commencing on the Closing Date are to be sent to Purchaser.  If any of the Utility Companies sends Seller or Purchaser a bill for a period during which the Closing occurs, Purchaser and Seller will prorate such bills.  In connection with such proration, it will be presumed that utility charges were uniformly incurred during the billing period.

(c) Rents.  Rents, additional rents and other items payable by Seller under any lease constituting an Assumed Contract, including, without limitation, any equipment lease, shall be prorated.

ARICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, jointly and severally, hereby represent and warrant to Purchaser as follows:

2.01 Organization of Seller.  Seller is a corporation or limited liability company, as applicable, duly organized, and validly existing and authorized to transact business under the laws of the State of Washington.  Each Seller has full corporate or company power and authority to conduct the Business as and to the extent now conducted by it and has full corporate or company power, as applicable, to own the Real Property and to own, use and lease the Assets.  Seller does not own any subsidiaries and has not, during the two-year period preceding the date of this Agreement, conducted business under any alternate name, fictitious name or tradename.  Neither the Assets nor the conduct of the Business requires Seller to be qualified to conduct business under the laws of any jurisdiction other than the state of Washington.

2.02 Authority.  Seller has full corporate or company power and authority, as applicable, to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation, to sell and transfer the Assets.  The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors or Managers, as applicable, and Equity Owners of Seller and no other corporate or company action on the part of Seller is necessary.  The Equity Owners, who collectively own 100% of the equity interests in Seller, are Robert Mitchell, Stephen Bowman and Carl Jacobson.  This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against it in accordance with their terms.

2.03 No Conflicts.  The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of the Operative Agreements to which it is a party and the performance by Seller of its obligations under this Agreement and such Operative Agreements will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation, by-laws, shareholders agreement, certificate of formation or operating agreement (or other comparable governance documents) of Seller;

(b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of the Assets which could have a Material Adverse Effect; or

(c) Except as disclosed in Section 2.03(c) of the Disclosure Schedule (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Assumed Contract or License to which Seller is a party or by which Seller or any of the Assets are bound or with respect to any of Seller’s Intellectual Property.

2.04 Governmental Approvals and Filings\.  Except as disclosed in Section 2.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance by Seller of this Agreement or any of the Operative Agreements to which Seller is a party or the consummation of the transactions contemplated hereby or thereby.

2.05 Books and Records.  Except as disclosed in Section 2.05 of the Disclosure Schedule, none of the books and records of Seller is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of  Seller.

2.06 Financial Statements.

(a) Seller has delivered to Purchaser true and complete copies of (i) the audited balance sheets of Crazy Moose and Crazy Moose II as of December 31, 2006 and December 31, 2007 and the related audited statements of income and statements of cash flows, including the notes thereto, for the fiscal years then ended, (ii) the balance sheets of Coyote Bob’s as of December 31, 2006 and December 31, 2007 and the related statements of income and statements of cash flows, including the notes thereto, for the fiscal years then ended, which were reviewed by Seller’s independent accountants for 2006 and audited for 2007, (iii) the unaudited balance sheets of each Seller as of December 31, 2008 (the “Most Recent Balance Sheet Date”) and the related unaudited statements of income for the fiscal year then ended and (iv) the unaudited balance sheets of each Seller as of January 31, 2009 and the related unaudited statements of income for the one-month period then ended (the “January 2009 Financial Statements”).  The unaudited balance sheets of each Seller as of December 31, 2008 are collectively referred to herein as the “Most Recent Balance Sheet” and, together with the related unaudited statements of income of each Seller for the 12-month period ending December 31, 2008, as the “Most Recent Financial Statements”.  The audited financial statements of each Seller described in clauses (i) and (ii) shall be referred to herein collectively as the “Audited Financial Statements”.  The Audited Financial Statements, the Most Recent Financial Statements and the January 2009 Financial Statements shall be collectively referred to herein as the “Financial Statements”.

(b) Attached to Section 2.06(b) of the Disclosure Schedule is a correct and complete copy of each of the Audited Financial Statements.  The Audited Financial Statements (i) were prepared on a consistent basis in accordance with GAAP, (ii) fairly present the financial condition and results of operations of Seller as at the respective dates thereof and for the respective periods covered thereby and (iii) were prepared from books and records regularly maintained by management of Seller.

(c) Attached to Section 2.06(c) of the Disclosure Schedule is a correct and complete copy of the Most Recent Financial Statements.  The Most Recent Financial Statements (i) were prepared by management of Seller on a consistent basis in accordance with GAAP, except for normal year-end adjustments and the absence of notes and except as otherwise specified in Section 2.06(c) of the Disclosure Schedule, (ii) fairly present the financial condition and results of operations of Seller as at, and for the 12-month period ending, December 31, 2008, and (iii) were prepared from books and records regularly maintained by management of Seller and used to prepare the financial statements of Seller.

(d) Attached to Section 2.06(d) of the Disclosure Schedule is a correct and complete copy of the January 2009 Financial Statements.  The January 2009 Financial Statements (i) were prepared by management of Seller on a consistent basis in accordance with GAAP, except for normal year-end adjustments and the absence of notes and except as otherwise specified in Section 2.06(d) of the Disclosure Schedule, (ii) fairly present the financial condition and results of operations of Seller as at, and for the 1-month period ending, January 31, 2009, and (iii) were prepared from books and records regularly maintained by management of Seller and used to prepare the financial statements of Seller.

(e) Except as otherwise specified in Section 2.06(e) of the Disclosure Schedule, Seller has maintained its books and records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

2.07 Absence of Changes.  Except as disclosed in Section 2.07 of the Disclosure Schedule, since the Most Recent Balance Sheet Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material and adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of Seller.  Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule, since the Most Recent Balance Sheet Date there has not occurred any of the following:

(i) (A) any increase in the salary, wages or other compensation of any employee whose annual salary is $50,000 or more or (B) any establishment or modification of, or any increase in the compensation or benefits under, any Benefit Plan or employment related Contract, except to the extent required by applicable Law;

(ii) except in the ordinary course of business (A) incurrence by Seller of Indebtedness with respect to the conduct of the Business or (B) any voluntary cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller;

(iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Seller in an aggregate amount exceeding $10,000;

(iv) any material change in (A) any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller or (B) any method of calculating any bad debt, contingency or other reserve of Seller for accounting, financial reporting or Tax purposes;

(v) (A) any acquisition or disposition of any assets used or held for use in the conduct of the Business, other than the sale of Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $25,000 in the aggregate or (B) any creation or incurrence of a Lien on any such assets;

(vi) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) the Crazy Moose II Lease, the Parking Facility Lease or the Card Shuffler Lease (solely in the event that the card shufflers described therein have not been purchased by Seller prior to Closing and included within the Assets), or (B) any other Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Section 2.17(a) of the Disclosure Schedule (with the exception of the Terminated Contracts) without providing prior notice to the Purchaser or (C) any License disclosed in Section 2.18 of the Disclosure Schedule;

(vii) any transaction involving the Business with any officer, director or Affiliate of Seller;

(viii) any strikes or labor difficulties or any layoffs or reductions in work force, except for retirement of employees in the ordinary course of business;

(ix) any other transactions in the aggregate amount of more than $25,000 directly involving, or directly affecting, the Business or the Assets outside the ordinary course of business; or

(x) Seller becoming bound by any commitment or agreement, whether oral or in writing, to do any of the things described in clauses (i) through (ix) above.

2.08 No Undisclosed Liabilities.  Section 2.08 of the Disclosure Schedule contains a correct and complete list of all Liabilities of Seller not reflected or reserved against in the Most Recent Balance Sheet, including, without limitation, the Promotional Liabilities.  Except as reflected or reserved against in the Most Recent Balance Sheet or otherwise listed on Section 2.08 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice and which, individually or in the aggregate, could have a Material Adverse Effect.

2.09 Legal Proceedings.

(a) There are no (x) Actions or Proceedings pending or, to the Knowledge of the Seller threatened against, relating to or affecting Seller or any of its assets which (i) could result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution to Purchaser of the benefits contemplated by this Agreement or any of the Operative Agreements, or (ii) if determined adversely to Seller, could reasonably be expected to result in an injunction or other equitable relief that would interfere in any material respect with the Business or the ability of Seller to fully perform all of its obligations under the Operative Agreements to which it is a party;

(b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

(c) there are no Orders outstanding against Seller with respect to the Business.

2.10 Compliance With Laws and Orders.  During the two-year period preceding the date of this Agreement, Seller has not received any notice that it is or was in violation of or in default under any Law or Order applicable to the Business or the Assets and there are no pending or threatened claims relating to the Business by any Governmental Regulatory Authority.  Seller has previously delivered to Purchaser copies (if any) of all correspondence from each Governmental Regulatory Authority relating to any sanctions, violations, fines, penalties or disciplinary actions imposed on or against Seller during the two-year period preceding the date of this Agreement.

2.11 Benefit Plans; ERISA.

(a) Section 2.11(a) of the Disclosure Schedule (i) contains a true and complete list of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan and each other Plan maintained, established, sponsored or contributed to by Seller which at any time during the two-year period preceding the date of this Agreement was a Defined Benefit Plan, and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by Seller during the two-year period preceding the date of this Agreement.  Except for the Plans and Benefit Plans set forth in Section 2.11(a) of the Disclosure Schedule, Seller has not within the last two years maintained, sponsored, adopted, made contributions to, or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Plan or Benefit Plan.  Within the last two years, Seller has not scheduled or agreed upon future increases of benefit levels (or creation of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted.  As of the date of this Agreement, except for non-material pay advances to Employees, no loan is outstanding between Seller and any employee.

(b) Seller does not maintain, nor is it obligated to provide benefits under, any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retired or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended ("COBRA").

(c) Seller is not in payment default or in material default in the performance of any of its other contractual obligations under any of the Benefit Plans or Plans nor any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller to any Benefit Plan or Plan with respect to any period ending on or before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements. There are no material outstanding liabilities of any Benefit Plan or Plan  other than liabilities for benefits to be paid to participants in such Benefit Plan or Plan and their beneficiaries in accordance with the terms of such Benefit Plan or Plan.

(d) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.  Seller has not incurred, nor will incur, any liability under Title IV of ERISA to the PBGC or to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) with respect to any employee benefit plan sponsored or contributed to by any member (other than Seller) of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) which includes Seller. Seller is not, nor has been at any time since its inception, a “substantial employer” as such term is defined in Section 4001(a)(2) of ERISA with respect to any “multiemployer plan”.

(e) No transaction contemplated by this Agreement, including the sale of the Assets, will result in liability to the PBGC under ERISA.

(f) There are no actions, suits, or claims (other than routine claims for benefits) pending, and to the Knowledge of Seller, no such actions, suits, or claims are threatened and there are no set of facts that would give rise to any such actions, suits or claims against or relating to any Benefit Plan or the assets thereof.

(g) No Qualified Benefit Plan or related trust has had a “reportable event” as such term is defined in ERISA, nor has any such plan or any “fiduciary” or “party-in-interest” or “disqualified person” entered into any “prohibited transaction” as such terms are defined in ERISA or the Code, or breached its fiduciary obligations.

(h) Complete and correct copies of the following documents have been furnished to Purchaser:

(i) summary of the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

(ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans; and

(i) Seller does not have a Qualified Plan for its Employees which requires the filing of Form 5500 and the schedules thereto.

2.12 Real Property.  Section 2.12 of the Disclosure Schedule contains a true and correct list of each parcel of real property currently leased by Seller and a summary description of the terms thereof. All such leases (collectively, the “Real Property Leases”) are in full force and effect without the existence of any default (or any event which with the giving of notice or passage of time would constitute a default) on the part of Seller, or to the Knowledge of Seller, the lessor thereunder.  All of the Real Property owned by Seller is listed on Exhibit B attached hereto.  With respect to the Real Property:

(i) Gullwing owns the Real Property free and clear of all Liens, other than (A) the Permitted Liens, and (B) the lien in favor of KeyBank National Association (“KeyBank Lien”) evidenced by a deed of trust dated September 17, 2001 with respect to the Real Property located in Pasco, Washington, and the lien in favor of Sterling Savings Bank (“Sterling Lien”) evidenced by a deed of trust dated February 24, 2006 with respect to the Real Property located in Kennewick, Washington, both of which Liens will be released as of the Closing Date.  Simultaneously with the Closing, Purchaser shall acquire the Real Property free and clear of all Liens, other than the Permitted Liens.  During the three-year period preceding the date of this Agreement, except as set forth in Section 2.12(i) of the Disclosure Schedule, Gullwing has not received any notices from any insurer or agent requiring performance of any work with respect to the Real Property or canceling or threatening to cancel any insurance policy maintained by Gullwing or any tenant with respect to the Real Property.

(ii)  Section 2.12 of the Disclosure Schedule contains a list of all Real Property Leases and Service Contracts.  All of the Leases and Service Contracts are in full force and effect, and neither Seller nor, to the Knowledge of Seller, any other party thereunder is in default under any of the Leases or Service Contracts.  Other than the Leases or Service Contracts, there are no service contracts, maintenance contracts, management agreements, brokerage agreements, franchise agreements or other contracts or agreements affecting or relating to the Real Property that are material to the operation of the Business.

(iii) The Real Property and the uses conducted thereon are in compliance with all applicable federal, state and local laws, ordinances, codes and regulations.  Seller has not received any written notices from governmental authorities, and Seller has no Knowledge, of (A) any uncured violations of any license, permits, laws, ordinances (including without limitation zoning ordinances), codes (including without limitation building codes), regulations or other requirements of any governmental authority having jurisdiction over the Real Property, against, or with respect to, the Real Property or any part thereof, (B) any order or directive requiring any work of repair, maintenance or improvement be performed on or with respect to the Real Property, or (C) any conditions or defects in, on or with respect to the Real Property which would constitute noncompliance with any applicable law, ordinance, building code or restriction.

(iv) No special assessments have been levied or, to the Knowledge of Seller, are threatened or pending, against all or any part of the Real Property.

(v) No material work has been done on the Real Property by or on behalf of Seller within the past ninety (90) days for which the payment is in default or for which a lien could be filed.

(vi) Gullwing is not a “foreign person” within the meaning of Section 1445 of the Code.

(vii) Seller has no Knowledge of: (i) the presence of any Hazardous Material at, on, under and/or affecting the Real Property; (ii) the presence of any underground or above-ground storage tanks at or under the Real Property; (iii) any spills, releases, discharges, or disposal of Hazardous Material that have occurred or are presently occurring on or onto the Real Property; (iv) any spills or disposal of Hazardous Material that have occurred or are occurring off the Real Property as a result of any construction on, or operation and use of, the Real Property; (v) the presence of any PCB transformers serving or stored in the Real Property; (vi) any other environmental condition or matter which would require remediation or other corrective action pursuant to any Environmental Laws; or (vii) any failure to comply with all Environmental Laws applicable to the Real Property or the uses conducted thereon.  Seller has not used, treated, stored or disposed of any Hazardous Material at the Real Property in violation of any Environmental Laws or other applicable governmental requirements and, to the Seller’s Knowledge, no Hazardous Material has been used, treated, stored or disposed of at the Real Property in violation of Environmental Laws or any other applicable governmental requirements.

(viii) No person or entity, including without limitation, any tenant under any Lease affecting the Real Property, has any right of first refusal, right of first offer or other option to acquire the Real Property or any part thereof or interest therein.

(ix) Each parcel of the Real Property constitutes a separate tax lot which is not owned in common with any other party, and ad valorem real estate taxes have been assessed against the Real Property as a separate tax lot without regard to property owned by any other party.

(x) All certificates, permits and licenses (including without limitation any liquor licenses) from any governmental authority having jurisdiction over the Real Property which are necessary to permit the lawful use and operation of the buildings and improvements on the Real Property as they presently exist, have been obtained and are in full force and effect, and, to Seller’s Knowledge, there is no pending threat of modification, cancellation, termination of expiration of any such certificate, permit, approval or license.  No buildings or improvements located on the Real Property depend on any dedication, variance, subdivision, special exception or other special governmental approval for their continuing legality.  All utilities required for the operation of the Real Property either enter the Real Property through adjoining public streets or if they pass through adjoining private land, do so in accordance with valid public easements or private easements.  All of said public utilities are installed and operating and all installation and connection charges have been or will be paid in full prior to the Closing Date.

(xi) There is no violation of any restriction, condition or agreement contained in any instrument affecting the Real Property, and Seller has not received any notices of default from any third party who shall be benefited by any such restriction, condition or agreements.  No covenants or restrictions, easements or other agreements, if any, affecting the Real Property provide for forfeiture or reverter in the event of violation thereof, nor do they impose any restriction on alteration or demolition of any improvements constructed on the Real Property.

2.13 Tangible Personal Property.  Seller is in possession of, and has good title to, valid leasehold interests in or valid rights under applicable Contracts to use, all of the Tangible Personal Property, which includes all tangible personal property reflected on the Most Recent Balance Sheet and Tangible Personal Property acquired since the Most Recent Balance Sheet Date other than Tangible Personal Property disposed of since such date in the ordinary course of business consistent with past practice. Section 2.13 of the Disclosure Schedule identifies all material leases (including capital leases) for Tangible Personal Property (collectively, the “Personal Property Leases”), together with a summary description of the terms thereof.  All Personal Property Leases are in full force and effect without the existence of any payment default or any other material default (or any event which with the giving of notice or passage of time would constitute a default) on the part of Seller, or to the Knowledge of Seller, the lessor thereunder.  All the Tangible Personal Property is free and clear of all Liens, except for the Permitted Liens, the KeyBank Lien and the Sterling Lien (both of which will be discharged as of the Closing Date), and except as described in Section 2.13 of the Disclosure Schedule, all the Tangible Personal Property material to the operation of the Business is in good working order and condition, ordinary wear and tear excepted.  The Tangible Personal Property constitutes all material personal property necessary for the conduct of the Business.  All of the Tangible Personal Property is located at the principal locations of the Business.

2.14 Intellectual Property.

(a) To the Knowledge of Seller, Seller owns all right, title and interest to (including, without limitation, the exclusive right to use and license the same), or has the right to use pursuant to a valid license, all Intellectual Property or Software used in or necessary for the operation of the Business as presently conducted, free and clear of any Liens and without obligation to pay any royalty or other fees with respect thereto.  To the Knowledge of Seller, all of the Intellectual Property is identified in Section 2.14 of the Disclosure Schedule and constitutes all of the intellectual property necessary for operation of the Business as presently conducted without liability to third parties for infringement or violation of any intellectual property rights of third parties.  Except as disclosed in Section 2.14 of the Disclosure Schedule, no item constituting part of the Intellectual Property has been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or any other government entities, domestic or foreign, or a duly accredited and appropriate domain name registrar.  Section 2.14 of the Disclosure Schedule describes all material license agreements for Intellectual Property that is used under license in the Business; and no written notice of any default has been received by Seller under any such license which remains uncured.  Each such license agreement is a legal, valid and binding obligation of such Seller and, to the Knowledge of Seller, each of the other parties thereto, enforceable in accordance with the terms thereof.

(b) Except as disclosed in Section 2.14 of the Disclosure Schedule, (i) there have been no pending or, to the Knowledge of Seller, threatened proceedings or litigation or other claims made against Seller asserting the invalidity, misuse or unenforceability of any of such Intellectual Property, (ii) Seller has not received any written notices that the conduct of the Business has infringed, misappropriated or conflicted with, or infringes, misappropriates or conflicts with, any intellectual property of other persons or entities, (iii) to the Knowledge of Seller, the Intellectual Property owned by or licensed to Seller has not been infringed, misappropriated or conflicted by other persons or entities, and (iv) none of the Intellectual Property owned by or licensed to Seller is subject to any outstanding order, decree, judgment, stipulation or agreement to which Seller is a party or bound restricting the scope or use thereof by Seller.

(c) Seller has the legal right to use all third-party Software that is material to the conduct of the Business, and all such third-party Software is being used by Seller in compliance, in all respects, with any applicable licenses.

2.15 Title to Assets.  Except as set forth in Section 2.15 of the Disclosure Schedule, Seller has good and marketable title to the Assets free and clear of all Liens except for the Permitted Liens.  At the Closing, Purchaser shall acquire good and marketable title to the Assets free and clear of all Liens except for the Permitted Liens.

2.16 Taxes.

(a) Seller has filed or caused to be filed (on a timely basis since December 31, 2005) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Laws. Seller has delivered or made available to Purchaser copies of, and Section 2.16(a) of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since December 31, 2005. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed on Section 2.16(a) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Most Recent Balance Sheet.

(b) Section 2.16(b) of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on Section 2.16(b) of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Section 2.16(b) of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by Seller or any group of corporations including Seller for all taxable years since December 31, 2005, and the resulting deficiencies proposed by the IRS.  Except as described on Section 2.16(b) of the Disclosure Schedule, Seller has not been given or requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

(c) The charges, accruals, and reserves with respect to Taxes (including payroll taxes) on the books of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller's liability for the Taxes. There exists no proposed tax assessment against Seller except as disclosed in the Most Recent Balance Sheet or on Section 2.16(c) of the Disclosure Schedule.  All Taxes that Seller is or was required by Laws to withhold or collect (including payroll taxes) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority or other Person or will be paid when due.

(d) All Tax Returns filed by Seller are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Seller after the date of this Agreement.

2.17 Contracts.

(a) Section 2.17(a) of the Disclosure Schedule contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions) of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser to which Seller is a party or by which Seller or any of the Assets is bound:

(i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any employee; the name, position and rate of compensation of each employee party to such a Contract and the expiration date of each such Contract; and (B) any representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee or any group of employees;

(ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person, or prohibiting or limiting the ability of any Person to compete with Seller in connection with the Business;

(iii) all partnership, joint venture, shareholder, or other similar Contracts involving a sharing of profits or expenses with any Person; provided, however, in no event shall any such Contracts constitute Assumed Contracts;

(iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

(v) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

(vi) all executory Contracts with customers for the purchase of Inventory for a purchase price of more than $5,000;

(vii) all collective bargaining or similar labor Contracts covering any Employee; and

(viii) all confidentiality or non-disclosure agreements with any Person;

(ix) Contracts to which a Governmental or Regulatory Authority is a party;

(x) Contracts evidencing or related to Indebtedness or granting a Lien on any Asset;

(xi) Contracts relating to Intellectual Property, whether as licensor or licensee or which relates to the payment of royalties or other similar payments;

(xii) Contracts pursuant to which Seller is obligated to indemnify any other Person, including, without limitation, all Contracts which by their terms or otherwise have expired but pursuant to which the indemnity obligation is still binding on Seller;

(xiii) Contracts which are material to the operation of the Business and entered into other than in the ordinary course of business; and

(xiv) all Contracts (other than Benefit Plans and insurance policies listed in Section 2.19 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either Seller of more than $5,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to Seller.

(b) Each material Contract required to be disclosed in Section 2.17(a) of the Disclosure Schedule is in full force and effect and, to Seller’s Knowledge, constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto and neither Seller nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.  Notwithstanding the foregoing, while Seller is not aware of any breach of any non-compete agreements entered into with its Employees, Seller makes no representation or warranty as to the legal, valid or binding nature thereof.

2.18 Licenses.  Section 2.18 of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each.  Seller has delivered to Purchaser true and complete copies of all such Licenses.  Except as disclosed in Section 2.18 of the Disclosure Schedule:

(i) Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

(ii) each License is valid, binding and in full force and effect;

(iii) Seller is not, nor has Seller received within the two years preceding the execution of this Agreement, any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License; and

(iv) the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to any License.

2.19 Insurance.  Section 2.19 of the Disclosure Schedule contains a true and complete list of all liability, property and other insurance policies (other than life insurance policies covering the Equity Owners) currently in effect that insure the Business, the Employees or the Assets.  Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and Seller has not received any notice of cancellation, termination or material increase in premiums in respect of any such policy, nor is Seller in default thereunder.  Neither Seller, nor the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 2.19 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause within the two years preceding the execution of this Agreement.  Except as set forth in Section 2.19 of the Disclosure Schedule, no claim in excess of $15,000 has been made under any such policies (or any predecessor policies) within the two years prior to the date of this Agreement.

2.20 Affiliate Transactions.  Except as set forth in Section 2.20 of the Disclosure Schedule, neither the Equity Owners nor the officers, directors or employees of Seller, nor their Affiliates, provide or cause to be provided any assets, services or facilities used or held for use in connection with the Business other than services in their capacity as officers, directors or employees of Seller, and the Business does not provide or cause to be provided any assets, services or facilities to any such persons or their Affiliates.

2.21 Employees; Labor Relations.

(a) Section 2.21 of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages, any incentive or bonus arrangement with respect to such Employee in effect on such date and such Employee’s total compensation in 2008 (collectively, “Employee Information”).  Within the last six (6) months prior to the date of this Agreement, and to the Knowledge of Seller, no Employee has informed Seller that he or she will or may cease to be an employee, or will refuse an offer of employment from Purchaser because of the consummation of the transactions contemplated by this Agreement.  Seller is not delinquent in any payments to any of its Employees for any amount of compensation due to such Employee.  Seller has complied in all material respects with all applicable state and federal equal employment opportunity laws and other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  Seller has withheld and paid to the appropriate Governmental or Regulatory Authority or is holding for payment not yet due to such Governmental or Regulatory Authority all amounts required to be withheld from any Employee.  Seller is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(b) Except as disclosed in Section 2.21 of the Disclosure Schedule, (i) Seller is not a party to any collective bargaining or other union agreement relating to its Employees, (ii) no Employee is presently a member of a collective bargaining unit with respect to the Business and, to the Knowledge of Seller, there are no pending threats to organize any of the Employees for collective bargaining purposes as of the date of this Agreement, and (iii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last two (2) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority.  During the three year period prior to the date hereof, there has been no work stoppage, strike or other concerted action by the Employees as those terms are defined in the National Labor Relations Act, and any amendments thereto.  To the Knowledge of Seller, Seller has complied with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.

(c) To the Knowledge of Seller, no Employees are obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such Employee’s ability to promote the interest of Seller or that would conflict with the Business.

(d) To the Knowledge of Seller, no current officers, directors or managers of Seller, or any Employee having managerial responsibility for the Business, has, within the last three (3) years (i) been convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and misdemeanors not related to the Business of Seller); (ii) been subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engaging in the Business; (iii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iv) violated Seller’s policy on gifts and donations, which policy complies in all respects with all applicable legal requirements; (v) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (vi) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (vii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(e) Seller and each Equity Owner is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC (an “OFAC List”) pursuant to any authorizing statute, executive order or regulation, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  None of the Assets or Real Property of Seller constitute property of, or are beneficially owned, by any Embargoed Person (as hereinafter defined).  No Embargoed Person has a beneficial ownership interest in Seller.  None of the Assets or Real Property of Purchaser have been derived from any unlawful activity with the result that the Agreement is in violation of Law. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the entering into this Agreement and the Closing hereunder is in violation of Law.

2.22 Environmental Matters.  Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets.  Each of such Licenses is in full force and effect. Seller has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law.

2.23 Suppliers. Section 2.23 of the Disclosure Schedule lists the ten (10) largest suppliers of the Business (“Major Supplier”), on the basis of cost of goods or services purchased by Seller for the 2008 fiscal year.  Except as disclosed in Section 2.23 of the Disclosure Schedule, no Major Supplier has ceased or materially reduced its sales or provision of services to the Business since December 31, 2008, nor to the Knowledge of Seller, has any such supplier threatened to do so.

2.24 Inventory.  Except for non-material quantities of Inventory, the Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.  Except as set forth in Section 2.24 of the Disclosure Schedule, all items included in the Inventory are the property of Seller, free and clear of any Lien except for the KeyBank Lien and the Sterling Lien (which Liens will be discharged as of the Closing Date), are not held by Seller on consignment from others and conform in all respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

2.25 Vehicles.  Section 2.25 of the Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Seller.  Seller has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each vehicle, free and clear of all Liens, except for the KeyBank Lien and the Sterling Lien (which Liens will be discharged as of the Closing Date).

2.26 Entire Business.  Subject to Sections 1.06 and 1.07 and except for the Excluded Assets, the sale of the Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller) in connection with the conduct of the Business. Except as disclosed in Section 2.26 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with the Business.

2.27 Brokers.  Except for fees or commissions payable to Alexander Hutton, Inc., which amounts are the obligation of Seller and shall be paid by Seller, in part, at Closing and, in part, at the time payments on the Note are paid (all in accordance with Alexander Hutton, Inc.’s agreement with Seller), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

2.28 Authority.  The individual executing this Agreement, Robert Mitchell is the President of Crazy Moose, Crazy Moose II and Coyote Bob's and a member of Gullwing and has been duly authorized by the Board of Directors or Members, as applicable, of Seller to execute on behalf of Seller this Agreement and each Operative Agreement to which Seller is a party.

2.29 Disclosure.  No representation or warranty contained in this Agreement, and no statement contained in Section 2 of the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.01 Organization.  Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Washington. Purchaser has full company power and authority to enter into this Agreement, and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.02 Authority.  The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by necessary company action on the part of Purchaser’s members, managers or other company governance body, and no other organizational action on the part of Purchaser or its members or managers is necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser and Purchaser in accordance with their terms.

3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation or operating agreement (or other comparable governance documents) of Purchaser;

(b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

(c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any contract or license to which Purchaser is a party or by which Purchaser or any of its assets is bound.

3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of the Assets and Properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

3.06 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

3.07 OFAC Compliance.  Purchaser and each Person having a beneficial ownership interest in Purchaser is (i) not currently identified on an OFAC List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  To the knowledge of Purchaser, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, by any Embargoed Person.  To the knowledge of Purchaser, no Embargoed Person has a beneficial ownership interest in Purchaser.  None of the funds of Purchaser have been derived from any unlawful activity with the result that the Agreement is in violation of Law.

3.08 Purchaser's Reliance Upon Representation or Warranty of Seller.  Purchaser acknowledges and agrees that, except for Seller's representations, warranties covenants and agreements in this Agreement or in any Operative Agreements Purchaser will acquire the Assets "AS IS," with any and all faults and defects.

3.09 Authority.  The individual executing this Agreement is the Manager of Purchaser and has been duly authorized to execute this Agreement on behalf of Purchaser.

3.10 Financial Ability.  Purchaser is prepared financially to close the transaction contemplated hereunder and is not aware of any reason for which a precondition to its agreements to close the transactions will likely fail, including with respect to the granting of the Licenses necessary to transact the Business.

ARTICLE IV.

COVENANTS OF SELLER

Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the earlier of Closing or the termination of this Agreement and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, Seller will comply with all covenants and provisions of this Article IV except to the extent Purchaser may otherwise consent in writing.  If Purchaser defaults in its obligations to pay principal or interest when due under the Note and such default is not cured within any applicable cure period, Seller’s obligations under Section 4.09 and Section 4.12 shall immediately cease.

4.01 Regulatory and Other Approvals. Seller will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation, those described in Sections 2.03 and 2.04 of the Disclosure Schedule; provided, that Purchaser shall be responsible for obtaining all Licenses required for the operation of the Business after Closing, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Section 5.01.  Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

4.02 Investigation by Purchaser.  Seller will provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, “Representatives”) with full access to all such information and data (including without limitation copies of Contracts, Licenses, Benefit Plans and other books and records of Seller) concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of its Representatives reasonably may request in connection with such investigation.  Among its rights under this Section 4.02, Purchaser shall have the right to inspect, and take a physical count of, the Inventory.  Following the execution of this Agreement and at any time after reasonable advance notice by Purchaser or its Representatives to Seller, Purchaser shall be granted full access to the Employees and such other Representatives of Seller who have any responsibility for the conduct of the Business as shall be deemed reasonably necessary by Purchaser to complete the transactions described in this Agreement; provided that (i) Victor Mena, the General Manager of Seller, or legal counsel for Seller, shall be the Seller representative present at all meeting with the Employees (unless Seller waives such requirement) and (ii) prior to such meetings, Purchaser and Seller shall have agreed as to the scope and content of any and all matters to be addressed with the Employees.

4.03 No Solicitations or Business Dispositions.  Upon the execution of this Agreement through the earlier of the termination of this Agreement or the Closing Date, Seller and Equity Owners will not take (or authorize or permit any Equity Owners, investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller of Equity Owners to take), directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and books and records of Seller) any offer or inquiry from any Person, other than Purchaser, to (i) engage in any sale or other disposition of all or any substantial part of the Business, whether through the sale of the stock or assets of Seller by merger, consolidation or otherwise (a "Business Disposition"), (ii) reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Disposition or (iii) furnish or cause to be furnished any information with respect to Seller to any Person who Seller, knows or has reason to believe is in the process of considering any transaction that would result in a Business Disposition.

4.04 Conduct of Business. Until the earlier of the termination of this Agreement pursuant to Article XI or the Closing Date, Seller will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

(a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of patrons, suppliers, lenders and other Persons to whom Seller provides services or with whom Seller otherwise has significant business relationships in connection with the Business and (v) continue all current marketing and promotional activities relating to the Business;

(b) except to the extent required by applicable Law, (i) cause the books and records of the Business to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller that would adversely affect the Business, the Assets or the Assumed Liabilities;

(c) maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.19 of the Disclosure Schedule; and

(d) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

4.05 Delivery of Financial Statements and Reports; Filings.

(a) As promptly as practicable and in any event no later than 20 days after the end of each month ending after the date hereof and before the Closing Date, Seller will deliver to Purchaser true and complete copies of the unaudited balance sheets, and the related unaudited statements of income, of Seller, as of and for the month and the portion of the fiscal year then ended, which financial statements shall be prepared on a basis consistent with the Most Recent Financial Statements.  As promptly as practicable on a weekly basis after the date hereof and before the Closing Date, Seller will deliver to Purchaser a true and complete statement of the total revenues of Seller which contains a separate line item for each category of revenue.  As promptly as practicable on a daily basis after the date hereof and before the Closing Date, Seller will deliver to Purchaser a true and complete statement of the “rake” from all non-house banked card games plus the “drop” from all house banked card games, as each has been historically calculated by Seller in its “Win Loss” Report.

(b) As promptly as practicable and in any event not later than April 30, 2009, Seller shall deliver to Purchaser the balance sheet of each Seller other than Gullwing as at December 31, 2008 and the related statements of income, retained earnings and cash flows of each Seller other than Gullwing for the fiscal year then ending (the "2008 Audited Financial Statements"), setting forth in comparative form the figures as at the end of and for the previous fiscal year, audited by independent certified public accountants reasonably satisfactory to Purchaser, whose certificate shall not contain any qualification and shall state that such financial statements have been prepared in accordance with GAAP consistently applied and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and who shall have authorized Seller to deliver such financial statements to Purchaser pursuant to this Agreement.

(c) As promptly as practicable, Seller will deliver copies of all License applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

4.06 Employee Matters. Except as may be required by Law or except as set forth on Section 2.07 of the Disclosure Schedule, or as otherwise agreed to by Purchaser in writing, Seller will refrain from directly or indirectly:

(a) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

(b) making any increase in the salary, wages or other compensation of any Employee unless otherwise required by any employment related Contract;

(c) adopting, entering into or becoming bound by any Benefit Plan, employment related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment related Contract or collective bargaining agreement, except to the extent required by applicable Law or employment related Contract and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly and in the best interest of the Business is chosen;

(d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment related Contract or other compensation arrangement with or for Employees; or

(e) Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

4.07 Certain Restrictions.  Seller will refrain from the following without the prior written approval of Purchaser:

(a) acquiring or disposing of any Assets, other than the sale of Inventory in the ordinary course of business consistent with past practice, or creating or incurring any Lien on any Assets;

(b) with the exception of those Contracts set forth on Section 4.07(b) of the Disclosure Schedule as Contracts to be terminated by Seller on or prior to the Closing Date (the “Terminated Contracts”), terminating (partially or completely) any Contract or any License that is material to the conduct of the Business;

(c) violating, breaching or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Contract or any License;

(d) engaging in any transaction with respect to the Business with any shareholder or any officer or director of Seller, either outside the ordinary course of business consistent with past practice or other than on an arm's length basis; or

(e) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $10,000 unless such capital expenditures are paid in full by Seller prior to the Closing.

4.08 Delivery of Books and Records.  On the Closing Date, Seller will deliver or make available to Purchaser all of the books and records of Seller relevant to the operation of the Business or relating to the Real Property as are in Seller's possession.

4.09 Noncompetition and Confidentiality.  From and after the Closing Date:

(a) Seller and the Equity Owners will refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates, employees or consultants, for a period of three (3) years from the Closing Date:

(i) employing, engaging or seeking to employ or engage any Person who had been an Employee or employee of Purchaser or any of its Affiliates (with the exception of BB Magraws, Inc.) as of the date of this Agreement and as of the Closing Date; provided, that in no event shall this prevent the Equity Owners from employing each other or those individuals set forth on Section 4.09 of the Disclosure Schedule;

(ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates; and

(iii) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended) the gaming business or providing gaming services, including without limitation, open play, tournament play and house-banked card rooms within a fifty (50) mile radius from any location where Seller currently conducts the Business; provided, however that Seller and the Equity Owners may own or operate a restaurant and bar which does not participate or engage in any gaming or casino activities whatsoever so long as such restaurant and bar is not located with a ten (10) mile radius from any location where Seller currently conducts the Business.

(b) Seller and Equity Owners acknowledge that following the Closing, all information concerning the Business, including without limitation, the Intellectual Property Rights, customer lists, supplier lists, business plans, marketing plans, financial information or any other information pertaining to the Business which is material to Purchaser and is not generally known by or disclosed to the public (collectively, the “Confidential Information”), will be the property of Purchaser and continues to be confidential.  Following the Closing, neither Seller nor the Equity Owners, nor any of the officers, directors or employees of Seller will disclose or use any of the Confidential Information for any purpose whatsoever, except as permitted under this Agreement or the Operative Agreements to which Seller will be a party or as required by applicable Law.

(c) From the date of execution of this Agreement through the Closing Date, the Equity Owners will refrain from, either alone or in conjunction with any other Person (including, without limitation, present or future Affiliates, employees or consultants), directly or indirectly: (i) employing, engaging or seeking to employ or engage any Person that is an Employee of Seller or any of its Affiliates as of the date of this Agreement; provided, that in no event shall this Section 4.09(c) prevent Seller from employing the Employees or prevent Equity Owners from employing each other or the individuals set forth on Section 4.09 of the Disclosure Schedule; and (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Seller or any of its Affiliates or (B) any officer, employee or consultant of Seller or any of its Affiliates engaged in the Business to resign or sever a relationship with Seller or any of its Affiliates.  Notwithstanding the above, in no event shall BB Magraws, Inc. be prevented from employing its current employees and in no event shall the Equity Owners be prevented from employing their current employees.

(d) Seller and Equity Owners agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and accordingly, Seller and Equity Owners hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved or posting a bond, in order that the breach or threatened breach of such provisions may be effectively restrained.

4.10 Notice and Cure.  Seller will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.  No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser’s right to indemnification under Article X.

4.11 Fulfillment of Conditions. Seller will execute and deliver at Closing each Operative Agreement that it is required hereby to be executed and delivered as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

4.12 Use of Name.  From and after the Closing, Seller and Equity Owners agree not to use or allow any of its or their Affiliates to use the name “Crazy Moose” or “Coyote Bob’s” or similar names or derivatives thereof, any other trademarks or trade names included within the Assets or any names reasonably similar thereto in connection with any business related to, or competitive with, the Business as presently conducted.

4.13 Kennewick, Washington, Property.  Seller shall deliver from Robert Mitchell a quit claim deed in favor of Gullwing and/or an affidavit, in form and substance reasonably satisfactory to Purchaser and the title insurance company from whom Purchaser shall procure title insurance for the Real Property located in Kennewick, Washington (the “Kennewick Property”), pursuant to which Robert Mitchell, as applicable, acknowledges that he at no time owned an interest in the Kennewick Property or conveys any such interest to Gullwing, to the end that Purchaser can obtain title insurance on the Kennewick Property at market rates and without any title exceptions relating to Robert Mitchell.

ARTICLE V.

COVENANTS OF PURCHASER

Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

5.01 Regulatory and Other Approval. Purchaser will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements to which it is a party; provided, Purchaser shall submit its applications for gambling and liquor licenses to the appropriate agencies within the State of Washington within seven (7) days of the execution of this Agreement, (b) provide timely such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, (c) grant authority for general or outside counsel of Seller (with the general counsel of Purchaser fully participating in any communications) to communicate with the appropriate Governmental or Regulatory Authorities telephonically and to remain informed by Purchaser regarding the status of Purchaser’s obtaining the gaming and liquor licenses to operate the Business and (d) in the event that Purchaser’s application for a gaming license or the transfer of a liquor license to operate the Business are denied, provide Seller with copies of all correspondence and filings with the appropriate Governmental or Regulatory Authorities with respect to such denial; provided, however, that any inquiry of Seller relating to the denial of a license shall be limited solely to determining if Seller acted in good faith in attempting to procure such license; provided, further, that Seller shall treat all correspondence and filings as Confidential Information and shall not disclose such information to a third party without Purchaser’s written consent.  Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

5.02 Notice and Cure.  Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under Article X.

5.03 Fulfillment of Conditions.  Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

5.04 Employee Information.  Prior to or after Closing, Purchaser shall not (a) use the Employee Information for any purpose other than for the consummation of the transactions contemplated by this Agreement or in accordance with the conduct of business by Purchaser; or (b) disclose the Employee Information to any third party for any reason unless required by law, court process, administrative order or other legal or regulatory process and, in such event, Purchaser shall use its commercially reasonable efforts to limit such disclosures to those necessary and shall redact any Employee Information which is not required to be disclosed to such third party.

5.05 OFAC Compliance.  Purchaser covenants and agrees (a) to immediately notify Seller in writing if Purchaser becomes aware of it, or any person having a beneficial ownership interest in Purchaser, is identified on an OFAC List, (b) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to complete the purchase of the Real Property and Assets at the Closing and (c) at the request of Seller, to provide such information as may be reasonably requested by Seller to determine Purchaser’s compliance with the terms hereof.  Purchaser shall provide to Seller the names of the persons holding a beneficial ownership interest in Purchaser for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

5.06 Disclosure of Financial Information.  Purchaser agrees that it shall use its commercially reasonable efforts to limit the disclosure of any financial information included on any Exhibits or Schedules hereto to such disclosure required to be made to any Governmental or Regulatory Authority in accordance with applicable Laws.

ARTICLE VI.

CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.01 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, that any representation or warranty that is qualified by “material ” shall be true and correct in all respects.

6.02 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

6.03 Certificates. Seller shall have delivered to Purchaser an officer’s certificate, dated the Closing Date and executed in its name, affirming the matters described in Sections 6.01 and 6.02, and a secretary's certificate, dated the Closing Date and executed by the Secretary of Seller, certifying to the governance documents of Seller, the authorizing resolutions of Seller and the incumbency of each officer of Seller who executes and delivers this Agreement or any Operative Agreement; provided, that with respect to Gullwing, similar certificates shall be executed by the members or managers thereof .

6.04 Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law (i) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or  (ii) which would impose any material limitation on the ability of (x) Purchaser to effectively exercise full rights of ownership of the Business or the Assets or (y) Seller to fully perform its obligations under the Operative Agreements to which it is a party.

6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, and all operating and gaming licenses required to conduct the Business in the State of Washington: (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

6.06 Audited Most Recent Financial Statements.  Seller shall have delivered to Purchaser a true and complete copy of the 2008 Audited Financial Statements, and the revenues and net income set forth therein shall not contain any material adverse deviations from the revenues and net income set forth in the Most Recent Financial Statements.

6.07 Third Party Consents. All consents (or in lieu thereof waivers) to the transfer by Seller of the Crazy Moose II Lease, the Parking Facility Lease or the Card Shuffler Lease (solely in the event that the card shufflers described therein have not been purchased by Seller prior to Closing and included within the Assets) (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

6.08 Deliveries.  Seller shall have duly executed and delivered to Purchaser each of the Operative Agreements to which it is a party.

6.09 Proceedings.  All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.10 Privity Letters.  Seller shall have delivered to Purchaser a standard privity letter from the accounting firm responsible for the preparation of the Audited Financial Statements and the 2008 Audited Financial Statements, in form and substance reasonably satisfactory to Purchaser, acknowledging that Purchaser intends to and is entitled to rely upon the Audited Financial Statements and the 2008 Audited Financial Statements in connection with the transactions contemplated hereunder.

6.11 No Material Adverse Change.  There shall not have occurred any Material Adverse Change.

6.12 Release and Discharge of Monetary Liens.  Seller shall have delivered to Purchaser a payoff letter, together with a UCC-3 termination statement (or, alternatively, an authorization to discharge all applicable UCC-1 financing statements upon payment of all amounts specified in the payoff letter) and a discharge or release of deed of trust, from each creditor of Seller for all amounts owed under existing Indebtedness of Seller for which a Monetary Lien exists (collectively, the “Payoff Amounts”).  At Closing, the Payoff Amounts shall be paid in cash by Purchaser to such creditors in accordance with Section 1.03(c) in order to effect the complete satisfaction, release and discharge of any and all Monetary Liens, and Purchaser shall, at Seller’s cost and expense, file or record the UCC-3 termination statements  and discharges or releases of deeds of trust and in the appropriate jurisdiction to effect same.  Seller shall also deliver, or caused to be delivered, to Purchaser at Closing originals of each motor vehicle title, together with any necessary endorsements of the lienholder(s) to whom such motor vehicles had been pledged.

ARTICLE VII.

CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

7.01 Representations and Warranties.  Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, that any representation or warranty that is qualified by “material” shall be true and correct in all respects.

7.02 Performance.  Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

7.03 Officers’ Certificates.  Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Manager of Purchaser, affirming the matters described in Sections 7.01 and 7.02, and a certificate, dated the Closing Date and duly executed, certifying to the governance documents of Purchaser, the authorizing resolutions of Purchaser and the incumbency of the Manager of Purchaser who executes and delivers this Agreement or any Operative Agreement.

7.04 Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law (i) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) which would impose any limitation on the ability of Seller to fully perform its obligations under the Operative Agreements to which it is a party.

7.05 Deliveries.  Purchaser shall have duly executed and delivered to Seller each Operative Agreement to which it is a party.

7.06 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

7.07 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VIII.

EMPLOYEE MATTERS

8.01 Employees.  Subject to Section 8.04 below, effective as of the Closing Date, Purchaser shall have the right, but not the obligation, to offer employment on an "at will" basis to those Employees selected to be hired by Purchaser who are still actively employed by Seller prior to the Closing Date.  Seller shall use reasonable commercial efforts to encourage all Employees to continue their employment until the Closing Date.  All Employees who accept Purchaser’s offers of employment, with such employment effective as of the Closing Date, shall be referred to herein as the “Continuing Employees”.  Subject to Section 8.04(a) below, the parties hereto expressly acknowledge that Purchaser shall not be liable for any claims asserted by or in respect to (i) any Employee for any matter arising prior to the Closing Date, including the termination of such Employee’s employment by Seller or (ii) any employee matters of the Business prior to the Closing Date.

8.02 Termination of Benefits by Seller.  As of 11:59 p.m. immediately prior to the Closing Date, Seller shall cease all benefit accruals in Seller's Plans attributed to Employees (to take effect thereafter after the earliest practicable date in accordance with the provisions of the respective Seller's Plans) and shall fully vest and fully fund to the Closing Date the accrued benefits of Employees according to the terms and conditions of such Plans. The parties hereto expressly acknowledge that Purchaser shall not be liable for any claims arising out of or accruing under Seller's Plans.

8.03 No Third Party Beneficiaries.  All provisions contained in this Article VIII are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including, but not limited to, any Employee, Continuing Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

8.04 WARN Act.

(a) WARN Compliance.  Seller has previously provided to Purchaser a list (a “WARN List”) of all Employees who have been terminated at each applicable Business within the ninety (90) days prior to February 28, 2009.  Seller represents and warrants that the WARN List is true and correct, and Seller has complied with the Worker Adjustment and Retaining Notification Act, 29 U.S.C. § 2101 et seq. (“WARN Act”) for all terminations in the ninety (90) days prior to the date of this Agreement.  Upon the Closing, Purchaser shall offer to employ a sufficient number of Employees (on terms comparable to the terms under which Seller has employed such Employees) for a sufficient period of time to ensure full compliance with the WARN Act and to not trigger any liability on Seller’s behalf.

(b) Indemnification.  Except with respect to those obligations of Purchaser with respect to Employees under Section 8.04(a) and this Section 8.04(b), Seller shall indemnify Purchaser and its Purchaser Indemnified Parties for any and all losses, costs, damages, expenses and liabilities (including, without limitation, civil penalties and reasonable attorneys' fees) relating to claims by Employees arising as a result of the actions or failure to act by Seller and its Representatives through and including the Closing Date (but excluding any and all losses, costs, damages, expenses and liabilities for any violation of the WARN Act arising as a result of the transactions described in this Agreement).  Except with respect to those obligations of Seller with respect to Employees under this Section 8.04(b), Purchaser shall indemnify Seller and its Seller Indemnified Parties for any and all losses, costs, damages, expenses and liabilities (including, without limitation, civil penalties and reasonable attorneys' fees) as a result of actions or failure to act by Purchaser or its Representatives relating to (i) Employees employed by Purchaser arising on and after the effective time and date of his or her employment by Purchaser or (ii) any violation of the WARN Act arising as a result of the transactions described in this Agreement.

(c) Claims. Claims for indemnification under this Section 8.04 shall be made pursuant to the provisions set forth in Section 10.02 hereof.

(d) Survival. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Article VIII shall survive for the applicable statute of limitations period under the WARN Act.

8.05 COBRA.

(a) Seller represents and warrants that Section 8.05 of the Disclosure Schedule sets forth a complete and accurate list of all qualified beneficiaries currently receiving COBRA continuation coverage under Seller’s health plans (“Health Plans”) as of the date hereof (“COBRA Recipients”).

(b) Purchaser shall make available COBRA continuation coverage under its Health Plans to the COBRA Recipients for the balance of such Person’s COBRA coverage period.  Purchaser shall fulfill its obligations to provide coverage for M&A Qualified Beneficiaries as defined in Treasury Regulation Section 54.4980B-9, QA-4 promulgated under the Code.  Without limiting the foregoing, Purchaser shall provide applicable COBRA continuation coverage notices to all Employees (and such Employee’s qualified beneficiaries) whom Purchaser does not hire on or after Closing as required under 606 of ERISA, 29, U.S.C. 1166(a)(2).

(c) Seller agrees to use its commercially reasonable efforts to cause the plan administrator of its Health Plans to provide to Purchaser with all information that Purchaser reasonably deems necessary to determine whether there have been any failures to comply with the continuation health care requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA as such requirements have applied to any group health plan maintained by or for Seller which failure occurred with respect to any current or former employee of Seller or any spouse, former spouse, dependent child or former dependent child of any such employee.  Seller further agrees to use its commercially reasonable efforts to provide Purchaser with all information that Purchaser reasonably deems necessary to correct any failures to comply with such continuation health care coverage requirements.  Such information shall include, without limitation, the identification of all covered employees (as defined in Section 4980B(f)(7) of the Code) and their qualified beneficiaries (as defined in Section 4980(g)(1) of the Code), the identification of all qualifying events with respect to such covered employees or qualified beneficiaries (as defined in Section 4980B(f)(3) of the Code), and information otherwise demonstrating compliance with all of the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

ARTICLE IX.

SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS

9.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller, the Equity Owners and Purchaser contained in this Agreement, unless otherwise specified herein, will survive (a) for a period of one (1) year following the Closing in the case of all representations and warranties and any covenants or agreements to be performed in whole or in part on or prior to the Closing or with respect to each other covenant or agreement to be performed in whole or in part on or prior to the Closing or (b) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, coterminous with applicable statutes of limitations (or if none for as long as a party may be liable under applicable law); provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a) or (b) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

9.02 Limits on Purchaser's Claims Alleging Breach of Representations and Warranties.  Notwithstanding anything contained herein to the contrary, if the Closing has occurred and if Purchaser has not waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, except in the case of fraud or intentional misrepresentation by Seller or equitable remedies available to Purchaser, the total aggregate liability of Seller arising pursuant to or in connection with Seller's representations, warranties, covenants and other obligations (whether express or implied) arising from this Agreement and/or any Operative Agreement executed by Seller in connection with this Agreement, will not exceed Two Million Dollars ($2,000,000.00) in the aggregate; provided, however Seller shall not be liable unless and until the total aggregate liability of Seller exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Basket”), at which time Seller shall be liable for all amounts which exceed the Basket.  Purchaser acknowledges and agrees that the limits and restrictions upon any claim by Purchaser as set forth in this Section have been specifically negotiated and agreed upon by and between the parties hereto and that Seller would not be willing to enter into this Agreement without Purchaser's agreement to these restrictions and that the same are therefore binding and effective upon Purchaser and its successors and assigns.  This Section will survive the Closing.

9.03 Limits on Seller's Claims Alleging Breach of Representations and Warranties.  Notwithstanding anything contained herein to the contrary, if the Closing has occurred and if Seller has not waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, except in the case of fraud or intentional misrepresentation by Purchaser or equitable remedies available to Seller and for amounts of principal, interest and other sums payable by Purchaser under the Promissory Note, the total aggregate liability of Purchaser arising pursuant to or in connection with Purchaser's representations, warranties, covenants and other obligations (whether express or implied) arising from this Agreement and/or any Operative Agreement executed by Purchaser in connection with this Agreement, will not exceed Two Million Dollars ($2,000,000.00) in the aggregate.  Seller acknowledges and agrees that the limits and restrictions upon any claim by Seller as set forth in this Section have been specifically negotiated and agreed upon by and between the parties hereto and that Purchaser would not be willing to enter into this Agreement without Seller's agreement to these restrictions and that the same are therefore binding and effective upon Seller and its successors and assigns.  This Section will survive the Closing.

ARTICLE X.

INDEMNIFICATION

10.01 Indemnification.

(a) Subject to Section 9.02 above and this Article X, Seller, jointly and severally, shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

(i) any inaccuracy in or any breach of any representation or warranty of Seller contained in this Agreement, any Operative Agreement to which Seller is a party or in any certificate, document or instrument delivered by or on behalf of Seller herewith or therewith;

(ii) any breach of any covenant of Seller or Equity Owners contained in this Agreement or in any Operative Document, including Seller’s obligations to pay broker’s fees and commissions to Alexander Hutton, Inc.;

(iii) any Retained Liabilities;

(iv) any liabilities and obligations which have accrued with respect to any claims by Employees arising as a result of the actions or failure to act by Seller and its Representatives through and including the Closing Date or under any Benefit Plan except as otherwise provided under Section 8.04(b) relating to liabilities or obligations of Purchaser under the WARN Act or Section 8.05 relating to liabilities or obligations of Purchaser under COBRA;

(v) any Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax liabilities with respect to Seller or the Assets for all periods prior to or on the Closing Date, including Excise Taxes;

(vi) any failure of Seller to perform or satisfy any liability or obligation of Seller hereunder of any nature, fixed, absolute, accrued, contingent or otherwise;

(vii) any claims relating to a violation of an Environmental Law occurring prior to the Closing Date;

(viii) the operation of the Business or the ownership, use or operation of any Asset prior to the Closing Date; or

(ix) any litigation arising from or relating to items (i) through (viii) above.

(b) Subject to the other Sections of this Article X, Purchaser shall indemnify the Seller Indemnified Parties from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

(i) any inaccuracy in or any breach of any representation or warranty of Purchaser contained in this Agreement, any Operative Agreement to which Purchaser is a party or in any certificate, document or instrument delivered by or on behalf of Purchaser herewith or therewith;

(ii) any breach of any covenant of Purchaser contained in this Agreement or in any Operating Agreement;

(iii) the operation of the Business by Purchaser or the ownership, use or operation of any Asset on or after the Closing Date;

(iv) any Assumed Liabilities;

(v) any Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax liabilities with respect to Purchaser for all periods following the Closing Date, including any Sales Tax; or

(vi) any failure of Purchaser to perform or satisfy any liability or obligation of Purchaser hereunder of any nature, fixed, absolute, accrued, contingent or otherwise;

(vii) any claims relating to a violation of an Environmental Law occurring after the Closing Date;

(viii) the operation of the Business or the ownership, use or operation of any Asset on or after the Closing Date;

(ix) any litigation arising from or relating to items (i) through (viii) above.

10.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 8.04 and 10.01 will be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Sections 8.04 or 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than either Seller or Purchaser or any of their respective Affiliates (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party.  The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Sections 8.04 or 10.01, as applicable, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Sections 8.04 or 10.01, as applicable, with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 10.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest.  The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence.  Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Sections 8.04 or 10.01, as applicable, with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently the defense of, or settle, the Third Party Claim, or if the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 8.04 or 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 8.04 or 10.01, as applicable, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute within the Resolution Period.

(b) In the event any Indemnified Party should have a claim under Section 8.04 or 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in bears to the portion of such claim determined not to be so payable.

ARTICLE XI.

TERMINATION

11.01 Termination. This Agreement may be terminated prior to the Closing as provided below:

(a) upon mutual written consent of the parties;

(b) upon written notice of termination by either Purchaser or Seller if the Closing has not occurred by June 1, 2009 (which termination date shall be extended to July 1, 2009 if the only condition to closing not satisfied by June 1, 2009 is Purchaser’s obtaining proper licensure to operate the Business in the State of Washington), unless the failure to close is a result of such terminating party’s breach of a material obligation under this Agreement or failure to satisfy the conditions precedent to Closing for which such terminating party is responsible under Article VI or Article VII and the satisfaction of which conditions precedent are within the control of the terminating party;

(c) Purchaser may terminate this Agreement by giving written notice to Seller in the event Seller is in material breach, and Seller may terminate this Agreement by giving written notice to Purchaser in the event Purchaser is in material breach, of any representation, warranty, or covenant contained in this Agreement; provided, however, that in the case of a breach of a covenant contained herein by any party which breach is capable of being cured, the party in breach shall have five (5) Business Days of receipt of written notice thereof in which to cure such breach; and

(d) subject to the Purchaser’s right of specific performance set forth in Section 11.05, a termination of this Agreement shall not release any party from any liability which such party may have for any breach of any representation, warranty, agreement or covenant made by such party or for any expense; provided, however that the maximum amount of liability of Purchaser or Seller resulting from such termination of this Agreement shall not exceed the amount of $500,000.

11.02 Survival.  If this Agreement is terminated other than pursuant to Section 11.01(a) and the transactions contemplated herein are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that the provisions of Sections 12.04 and 12.06 shall survive any such termination.

11.03 Deposit.  In the event of a termination of this Agreement, the Deposit shall be distributed as set forth in the Escrow Agreement and Section 1.03 of this Agreement.

11.04 No Consequential or Incidental Damages. Notwithstanding any other provision hereof, neither Purchaser nor Seller will have any liability for any matter arising under this Agreement or as a result of or in connection with the transaction described herein or for any matter relating to the Assets, for loss, damages or other form of monetary relief, compensation or remedy, except for the actual amount of damages incurred as a result of such matter, condition, event or occurrence, and neither party will have a right to, nor will a party claim, demand, seek, or pray for any relief in the form of consequential or incidental damages, including, but not limited to, any claim for "lost opportunities," "changes in markets," "lost tax benefits," or the like, except insofar as the same are expressly permitted by a specific provision of this Agreement (e.g., the right to attorneys' fees and costs as allowed hereunder).

11.05 Purchaser’s Right to Specific Performance.  Seller agrees that Purchaser will sustain irreparable harm in the event that the Closing does not occur in accordance with the terms of this Agreement, despite the conditions to the Seller’s obligations to close as set forth in Article VII hereof having been satisfied, and Purchaser not being in breach of this Agreement and otherwise ready, willing and able to consummate the Closing hereunder.  In such event, the Purchaser may, at its sole election, seek an injunction to prevent a breach of the Seller’s obligation to consummate the Closing and shall be entitled to enforce its right to specific performance of this Agreement by Seller.

ARTICLE XII.

MISCELLANEOUS

12.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, sent by facsimile transmission (so long as, concurrently with facsimile transmission, a hard copy of such notice is sent by any other means permitted hereunder) or mailed (first class postage prepaid or by a national overnight delivery service) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to:	Nevada Gold & Casinos, Inc.
50 Brian Hollow Lane, Suite 500W Houston, Texas 77027 Attn: Robert B. Sturges, Chief Executive Officer Facsimile No.: (713) 621-2245

with a copy to:	Wolff & Samson P.C.
One Boland Drive West Orange, New Jersey 07052 Attn: Laurence M. Smith, Esq. Facsimile No.: (973) 530-2221

If to a Seller:	c/o Maygan Hurst
1911 SW Campus Dr # 774 Federal Way, WA 98023-6473 Facsimile No.: (253) 952-5711

with a copy to:	Eisenhower & Carlson, PLLC
1201 Pacific Avenue, Suite 1201 Tacoma, WA 98402-4395 Attn: Carl R. Peterson Facsimile No.: (253) 272-5732

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or by overnight delivery in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.02 Construction.  The parties acknowledge and agree that they and their respective counsel have had an opportunity to review and make changes to this Agreement and the normal rule of construction, whereby ambiguities are resolved against the drafting party, shall be inapplicable to this Agreement and the interpretation hereof.

12.03 Entire Agreement.  This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

12.04 Expenses.  Except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby, including such party’s attorney’s fees and costs.

12.05 Public Announcements.  At all times at or before the Closing, the parties hereto will not, except as otherwise required by applicable Law or the requirements or rules of a national exchange on which a party’s (or such party’s Affiliate) stock is listed or trade, issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other party (and any such disclosures shall not be made unless the other party has been provided no less than three (3) days written notice).  Following the execution of this Agreement and in connection therewith, Purchaser (or its Affiliate) will disseminate a press release to the public (in form and content reasonably satisfactory to Seller) and Purchaser’s Affiliate will file a Form 8-K with the Securities and Exchange Commission and make all other filings as required by applicable Law, including the federal securities laws.

12.06 Confidentiality.  Subject to the provisions of Sections 4.02 and 12.05, each party hereto will hold, and will use its best efforts to cause its Affiliates, to hold, in strict confidence from any Person, unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law, (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder or (iii) disclosure is required in order for a party to perform its obligations hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities.

12.07 Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

12.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

12.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

12.10 No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder or under any Operative Agreement (including without limitation its rights under Article X) to (i) a wholly owned subsidiary or other Affiliate, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and written notice is provided to Seller no less than three (3) Business Days prior to such assignment.  This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

12.11 Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of any United States District Court located in Washington or any court of the State of Washington in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby.  Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

12.13 Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

12.14 Exhibits and Schedules.  All Exhibits and Schedules, including the Disclosure Schedule annexed to this Agreement are incorporated in and made a part of this Agreement as if set forth in full.

12.15 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

12.16 Joint and Several Obligations. All representations, warranties, covenants and agreements of Seller in this Agreement are, and shall be deemed, made, given or undertaken jointly and severally by each Seller.

12.17 Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT)

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

Seller: CRAZY MOOSE CASINO, INC.

By:	/s/ Robert Mitchell
Name: Robert Mitchell
Title: President

CRAZY MOOSE II CASINO, INC.

By:	/s/ Robert Mitchell
Name: Robert Mitchell
Title: President

COYOTE BOB’S, INC.

By:	Robert Mitchell
Name: Robert Mitchell
Title: President

GULLWING III, LLC

By:	Robert Mitchell
Name: Robert Mitchell
Title: Member/Manager

Purchaser: NG WASHINGTON, LLC

By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Manager

Acknowledged and Agreed to solely with respect to Sections 4.03, 4.09 and 4.12:

Equity Owners:

/s/ Robert Mitchell
Robert Mitchell

/s/ Stephen Bowman
Stephen Bowman

/s/ Carl Jacobson
Carl Jacobson

EXHIBIT A

DEFINITIONS

Definitions.

(a) Defined Terms. As used in this Agreement, in addition to the defined terms set forth in the Agreement, the following defined terms have the meanings indicated below:

"Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit, including without limitation, any eminent domain proceeding or proceeding or investigation challenging or seeking the suspension or revocation of any License.

"Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person. With respect to a natural Person, an Affiliate includes such Person's spouse, siblings and children.

"Agreement" means this Asset Purchase Agreement and the Exhibits and the Disclosure Schedule hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

"Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Benefit Plan" means any Plan established by Seller or any predecessor or other Affiliate of Seller, existing at the Closing Date or within a three-year period prior to the execution of this Agreement, to which Seller contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Washington are authorized or obligated to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

1

“Claim Notice" means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Contract" means any written agreement, contract, commitment, lease for real or personal property, license, purchase order, mortgage, indenture, security agreement or other contract made by Seller in connection with the operation of the Business.

“Crazy Moose II Lease” means that lease of the Real Property upon which Crazy Moose II operates its mini-casino and other operations in Mountlake Terrace, Washington.

"Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

"Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller and pursuant to this Agreement.

"Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

"Employee" means each employee of Seller engaged in the conduct of the Business.

“Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

2

"Environmental Laws" means any Law(s) or order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“Equity Owners” means each of the shareholders of Crazy Moose I, Crazy Moose II and Coyote Bob’s  and each of the members of Gullwing who are signatories hereto.

"ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, or any state, county, city or other political subdivision.

"Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.  Notwithstanding the above, Hazardous Material shall not include quantities of hazardous substances and other materials used in the ordinary course of the Seller’s business (e.g. household cleaning solvents) and in compliance with all Laws which are immaterial.

"Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Indemnified Party" means any Person claiming indemnification under any provision of Article X.

"Indemnifying Party" means any Person against whom a. claim for indemnification is being asserted under any provision of Article X.

"Indemnity Notice" means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

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"Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade drafts, logos, trade names and corporate names and registrations and applications for registration thereof, including, without limitation, all of the Seller’s or the Equity Owners rights in and to the trademark and trade names “Crazy Moose”, "Crazy Moose Casino", “Crazy Moose II”, “Crazy Moose II Casino”, “Crazy Moose III Casino”, “Coyote Bob’s” and “Coyote Bob’s Casino” (iii) mask works and registrations and applications for registration thereof, (iv) to the extent existing inventions, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information (including, without limitation, player profiles), player development programs and related tools and materials, marketing, promotional or campaign materials, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, websites and internet domain names, (v) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions), and (vi) copies and tangible embodiments thereof patents and patent rights, inventions, processes, formulae, copyrights and copyright rights, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes), domain names and related documentation, technical information, manufacturing, engineering and technical drawings, know how and all pending applications for and registrations of patents and copyrights.

"IRS" means the United States Internal Revenue Service.

"Knowledge" of Seller or "Known" to Seller means the knowledge of any of the Equity Owners, the general manager of Seller or corporate general counsel of Seller.

"Law(s)" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Leases" means, collectively, the Real Property Leases and the Personal Property Leases.

"Liability(ies)" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

"License(s)" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

“Lien(s)” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

“Loss(es)” means any and all damages, fines, fees, penalties, deficiencies, Taxes, losses expenses (including, without limitation, interest, court costs, fees of attorneys, environmental consultants, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

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“Material Adverse Effect” means any event which, individually or in the aggregate, could have a material adverse effect on the condition (financial or otherwise), results of operations of the Business, Real Property, assets (including without limitation, the Assets) or liabilities of Seller, taken as a whole; provided, however, that any such effect resulting from (a) any change in economic or business conditions generally, (b) the expiration of any Assumed Contract that expires in accordance with its terms or (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a material adverse effect has occurred.

“Material Adverse Change” means (i) any event, occurrence, change in facts, conditions or other change or effect which has resulted in a 15% or greater decline in Seller’s current combined year-to-date Gaming Total (as defined below) compared to the combined Gaming Total for the identical year-to-date period in the immediately preceding calendar year, except if such decline is due principally to adverse weather conditions affecting patron visits to any of the operating properties, (ii) a change in any applicable Laws prohibiting, or restricting or limiting in any material manner, the conduct of the Business, (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Real Property or Tangible Personal Property or Equipment of Seller in an aggregate amount exceeding $200,000, whether as a result of fire, earthquake, flood, act of God or other event, (iv) the commencement of any action of eminent domain or similar proceedings by any Governmental or Regulatory Authority which could materially impair or limit the conduct of the Business at the Real Property or (v) any strikes or significant labor difficulties which would materially impair the ability of Seller to conduct Business at any location.  As used herein, the term “Gaming Total” shall mean the “rake” from all non-house banked card games multiplied by four plus the “drop” for the house banked card games, as each such sum has been historically calculated by the Seller in its daily “Win Loss” Report.

“Monetary Liens” shall mean all liens or encumbrances upon or against the Real Property of a definite or ascertainable amount which may be removed by the payment of money including, without limitation, any mortgages, deeds of trust, or other debt security instruments, attachments, judgments, liens for delinquent real estate taxes and mechanics' or materialmen's liens.  However, "Monetary Liens" shall not mean or include any lien or encumbrance for taxes or assessments to the extent not due.

“Operative Agreements” means, collectively, the Bill of Sale, the Assumption Agreement and the other Assumption Instruments, the Escrow Agreement, the Seller Finance Documents, the Deed and the Owner’s Affidavit of Title.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA.

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“Pension Benefit Plan” means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

“Permitted Liens” shall mean (a) any Lien created pursuant to any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government, including Liens not yet due and payable for taxes related to the Real Property or otherwise which are disclosed on a current owner’s title search of the Real Property and acceptable to the Purchaser; provided, that standard and customary general title exceptions or easements, rights of ways or other similar exceptions to title that are not inconsistent with, and do not interfere with, Purchaser’s intended use of the Real Property to conduct the Business and which are not material in nature shall be deemed to be acceptable by Purchaser, and (b) those Liens set forth on Schedule A attached hereto.  Permitted Liens shall not mean or include any Monetary Liens.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

“Purchaser Indemnified Parties” means Purchaser and its officers, directors, employees, agents and Affiliates.

“Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

“Real Property” shall be deemed to include (i) the land owned by Gullwing located in the cities of Pasco, Washington, and Kennewick, Washington (the “Land”); (ii) the casino and all other buildings, structures, fixtures and other improvements now or hereafter located on the Land (collectively, the “Improvements”); (iii) all of Gullwing’s interest as landlord in or under all leases covering or relating to the Land and/or the Improvements (said leases, together with any and all amendments, modifications or supplements thereto and any security deposits held thereunder, are collectively referred to herein as the “Real Property Leases”) (iv) all agreements, if any, that relate to the ownership, maintenance and operation of the Land and Improvements, including all amendments, modifications, consents and supplements thereto (collectively, the “Service Contracts”); (v) any and all (A) drawings, specifications, surveys, architectural, engineering, soils, seismic, geological and environmental reports, studies and certificates, and other technical descriptions in the possession or control of Gullwing relating to the Land or the Improvements (collectively, the “Plans”), (B) third-party warranties, guaranties and indemnities relating to the Land or the Improvements (collectively, the “Warranties”), and (C) licenses, permits, governmental approvals, utility commitments, utility rights, development rights or approvals or other similar rights relating to the Land or the Improvements (collectively, the “Real Property Licenses”); (vi) all right, title and interest, if any, of Gullwing in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land and in all strips, gores or rights-of-way, riparian rights and easements; and (vii) all other property, real, personal or mixed, owned or held by Gullwing which relates, in any way, to the design, construction, ownership, use, leasing, advertising, maintenance or operation of the Land, Improvements, Real Property Leases, Service Contracts, Plans, Warranties or Real Property Licenses.

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“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Resolution Period” means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

“Seller Indemnified Parties" means the Equity Owners and each Seller and their respective officers, directors, employees, agents and Affiliates.

“Seller’s Material Breach” means the material breach by Seller (beyond any applicable cure period) of any representation, warranty or covenant contained in this Agreement, including without limitation, (i) Seller’s failure to deliver to Purchaser a true and complete copy of the 2008 Audited Financial Statements which satisfy the requirements of Section 6.06, (ii) Seller’s failure to assign to Purchaser (including obtaining any consents necessary therefor) the Crazy Moose II Lease or the Parking Facility Lease or the Card Shuffler Agreements (solely in the event that the card shufflers described therein have not been purchased by Seller prior to Closing and included within the Assets) or Seller’s failure to assign (or provide for new and substantially similar contracts for) in excess of 10% of the Table Game Licenses, or (iii) Seller’s failure to deliver to Purchaser a privity letter which satisfies the requirements of Section 6.10.

“Table Game Licenses” means those contracts/licenses for use of the current table games operated in connection with the Business which are included within the Assumed Contracts.

“Tax Return” means a report, return or other information (including any amendments) required to be supplied to a governmental entity by Seller with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

“Tax(es)” means all taxes, charges, fees, levies or other assessments, including but not limited to, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, license, production, estimated, occupation, property, capital gain, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or any domestic state, county, city or other political subdivision or any jurisdiction therein.

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 (b) Construction of Certain Terms and Phrases

  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

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EXHIBIT B

LEGAL DESCIRPTION

Lot 2, Block 1, The Highlands West, according to the Plat thereof recorded in Volume 11 of Plats, Page 4, records of Benton County, Washington.

That portion of Blocks 18 and 19, TOGETHER WITH vacated alley and streets adjoining said blocks, O'KEEFE'S THIRD ADDITION TO PASCO according to the Plat thereof recorded in Volume B of Plats, Page 37, records of Franklin County, Washington, being more particularly described as follows: Beginning at the Southeast corner of Section 25, Township 9 North, Range 29 East, W.M.; thence West along the South line of said section, 406 feet; thence North parallel to the East line of said section, 207 feet to the True Point of Beginning; thence East, parallel to the South line of said section, 406 feet to the East line of said section; thence North along the East line 200 feet; thence West, parallel to the South line of said section, 406 feet; thence South, parallel to the East line of said section, 200 feet to the True Point of Beginning; EXCEPT the East 40 feet thereof conveyed to the City of Pasco, for South 20th Avenue, by Deed recorded under Recording No. 283730.

EXHIBIT C

PROMISSORY NOTE

$4,000,000.00	Tacoma, Washington

This promissory note (this “Note”) is made as of ____________, 2009, by NG WASHINGTON, LLC (“Borrower”) in favor of CRAZY MOOSE CASINO, INC., CRAZY MOOSE CASINO II, INC., COYOTE BOB’S, INC. and GULLWING III, LLC (“Lender”).

For value received, Borrower promises to pay to Lender, or order, the principal sum of Four Million and No/100 U.S. Dollars ($4,000,000.00), together with interest thereon, all as hereinafter provided and upon the following terms and conditions:

Payment and Interest.  The terms of payment of this Note and the rate of interest shall be as follows:

(a) Quarterly Payments.  Beginning on [___________]1, 2009 and continuing on the same day of every third month thereafter for thirty-six (36) months, Borrower shall pay to Lender all interest accrued on this Note through the date of such payment.

(b) Final Payment.  All principal and interest amounts outstanding on this Note shall be paid in full on [________], 2012.

(c) Interest.  All principal amounts outstanding from time to time owing on this Note shall bear interest at the rate of seven percent (7%) per annum.

Security.  To secure, among other things, payment of the obligations owing under this Note, the parties hereto agree that the following shall be pledged and offered as security to Lender (“Collateral”):

(a) This Note and the sums evidenced hereby shall be secured by a Deed of Trust by and between Lender and Borrower of even date herewith ("Deed of Trust"), encumbering Borrower's interest in certain real property located at 510 South 20th Street, Pasco, Washington (parcel no. 119481053) and 3014 W. Kennewick Avenue, Kennewick, Washington (parcel no. 103891040001002) (collectively, "Property").  The Deed of Trust shall be in first position on the Property, subject to no liens or encumbrances other than those liens described in the Deed of Trust.

(b) This Note and the sums evidenced hereby shall be secured by a Security Agreement by and between Lender and Borrower of even date herewith ("Security Agreement"), encumbering Borrower's interest in the personal property described in the Security Agreement ("Personal Property"), subject to no liens or encumbrances other than permitted liens described in the Security Agreement.

Guaranty.  The obligations owing hereunder and performance of all of the indebtedness, obligations and duties owing by Borrower to Lender shall be guarantied by Nevada Gold & Casinos, Inc. ("Guarantor") pursuant to a guaranty of even date herewith ("Guaranty").

1 The first Quarterly Payment is payable three (3) months following the Closing Date.

1

Prepayment.  The indebtedness evidenced by this Note may be pre-paid, in whole or in part, at any time or from time to time, without premium or penalty or additional charges of any kind.

Events of Default:  Time is of the essence of this Note.  Any one or more of the following events shall be considered an event of default ("Event of Default") hereunder:

(a) Default on Extension of Credit.  Failure of Borrower to make any payment of principal, interest, late charges or other sums when due under this Note, which failure continues for more than ten (10) days after Borrower’s receipt of written notice from Lender of any such failure .

(b) Other Defaults.  Failure of (i) Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Note, in the Deed of Trust, or the Security Agreement or (ii) the Guarantor to comply with the Guaranty, in either case which failure continues for more than thirty (30) days after Borrower’s receipt of written notice from Lender of any such failure.  The Note the Deed of Trust, the Security Agreement and the Guaranty shall be referred to herein as the “Related Documents.”

(c) Insolvency.  (i)  The dissolution or termination of Borrower's existence as a going concern (other than as a result of a merger or consolidation of Borrower with and into an Affiliate of Borrower or a transfer of substantially all of the assets of Borrower to its Affiliate, as a result of which or in connection with which the Borrower’s existence as a going concern is terminated (an “Affiliate Transaction”); provided, however, in the event of an Affiliate Transaction, the Affiliate assumes all obligations under this Note and the Related Documents and provides notice of same to Lender) or (ii) the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment by Borrower for the benefit of its creditors, any type of creditor workout involving the Borrower and substantially all of its creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

(d) Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method (each, a “Proceeding”), by any creditor of Borrower or any other creditor or any grantor against any collateral of the Lender securing this Note, including the Property and the Real Property, or by any Governmental or Regulatory Authority, which Proceeding is not dismissed or stayed within sixty (60) days after the commencement of such Proceeding.

Remedies.  If any Event of Default shall occur, the Lender may, in its sole discretion, take any one or more of the following actions (except that in the case of an Event of Default of the type described in clause (ii) of the “Insolvency” subsection (c) above, the acceleration set forth below shall be automatic and not optional):
(a) Declare all principal, interest, and other sums on this Note immediately due and payable without demand, protest, notice of protest, notice of default, presentment for the payment or further notice of any kind (which Borrower hereby waives);

(b) Repossess, sell or otherwise dispose of any or all of the Collateral; and/or

2

(c) Proceed to enforce such other and additional rights and remedies that the Lender may have hereunder, under the Security Agreement, Deed of Trust or Guaranty or as may be provided by law.

Default Interest.  Upon the occurrence of an Event of Default, the interest rate described above shall increase immediately by eight percent (8%) per annum.

Rights Not Exclusive.  The rights and remedies provided for in this Note are cumulative and are not exclusive, and the Lender may also exercise any other rights, powers, privileges or remedies provided by law or in equity.

Payments.  Any and all payments made hereunder shall be made (i) by check to Lender at c/o Maygan Hurst, 1911 SW Campus Dr # 774, Federal Way, WA  98023-6473, or to such other location as shall be requested by Lender or (ii) by wire of funds to [TBS]2.  Any and all payment made hereunder shall be deemed tendered and received only upon actual receipt, promptly on the date due for each such payment as herein required (time being of the essence), at the address or account of the Lender designated for such payment.  Borrower hereby expressly assumes all risks of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

Maximum Interest Rate.  Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note.  Should any interest or other charges, charged, paid or payable by Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by the applicable law, all such excess shall be, and the same is hereby waived by the Lender, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note.

Late Charges; Acceptance of Payments.  If any installment under this Note is unpaid more than ten (10) days after it is due there shall be added to each such delinquent installment a late charge equal to ten percent (10%) of the installment or, in the case of the payment of the principal balance of this Note upon maturity, five percent (5%) of the installment.  Acceptance by the Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Lender shall be entitled to exercise all rights conferred upon it by this Note and/or under any the other documents upon occurrence of an Event of Default.

Liability.  Borrower hereby waives demand, presentment for payment, protest and notice of protest, and of nonpayment.  Borrower agrees that any modification or extension of the terms of payment made by the Lender or subsequent holder of this Note with or without notice, or a release of any party liable for Borrower’s obligations, or a release of property, real or personal, or any part thereof granted as security herefor, shall not diminish or impair Borrower’s liability for the payment hereof.

2 Lender to provide wire instructions.

3

Waiver.  No delay or failure of the Lender in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege.  No delay or failure of the Lender at any time to demand strict adherence to the terms of this Note or any other documents, instruments or agreements between Borrower and Lender shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after any Event of Default, to demand strict adherence to the terms of this Note or the Related Documents.

Attorney's Fees, Costs and Expenses.  Upon the occurrence of an Event of Default and if this Note is referred to an attorney for collection or suit is brought hereon, the Borrower shall pay to Lender or any subsequent holder all expenses and costs of collection, including, but not limited to, reasonable attorney's costs and fees, including any costs and fees incurred in connection with any bankruptcy action or appeal.  Any judgment recovered by the Lender or subsequent holder shall bear interest at the default rate.

No Assignment.  The obligations of the Borrower are not assignable nor assumable by any person or firm, nor may any person or firm take or receive the property "subject to" this Note, without the prior written consent of Lender, except in the case of an Affiliate Transaction pursuant to which, (1) by operation of law or pursuant to an assumption agreement, the obligations of the Borrower under this Note are assumed by an Affiliate of Borrower, and (2) Lender has been given no less than ten (10) days notice and an opportunity to take such actions as Lender deems necessary to perfect and continue Lender's security interest in the Collateral.  This Note shall be non-assignable by Lender until the expiration of one (1) year following the date hereof.  As a condition to assigning this Note from and after the one-year anniversary of the date hereof, and in order to provide assurance that Lender will have the financial ability to satisfy any claims that Borrower may have against Lender, Lender shall post a bond in favor of Borrower (with a bonding company and having terms that are approved by Borrower in writing, such approval not to be unreasonably withheld) or maintain cash in a segregated account (and provide written evidence, reasonably satisfactory to Borrower, upon the establishment of such account and quarterly thereafter, including evidence of the balance in such account) in an amount equal to the greater of (i) $250,000 or (ii) the amount of any claims asserted by Borrower against Lender in good faith, prior to the assignment of this Note by Lender, pursuant to any other agreements among Borrower and Lender.

Venue and Applicable Law.  Borrower agrees that the venue of any action hereon shall be laid in Pierce County, Washington and that this Note shall be construed according to the laws of the State of Washington.

Defined Terms.  As used in this Note, in addition to the defined terms set forth herein, the following defined terms have the meanings indicated below:

“Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person. With respect to a natural Person, an Affiliate includes such Person's spouse, siblings and children.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, or any state, county, city or other political subdivision.

4

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

NOTICE CONCERNING ORAL AGREEMENTS Oral agreements or oral commitments to lend money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

Dated as of the date first above written.

Borrower

NG WASHINGTON, LLC

By:
Its:

Lender

CRAZY MOOSE CASINO, INC.

By:
Its:

CRAZY MOOSE CASINO II, INC.

By:
Its:

COYOTE BOB’S, INC.

By:
Its:

GULLWING III, LLC

By:
Its:

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EXHIBIT D-1

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of ________ __, 2009, by CRAZY MOOSE CASINO, INC., a Washington corporation having an office at 510 South 20th Street, Pasco, Washington 99301 (“Crazy Moose”), CRAZY MOOSE CASINO II, INC., a Washington corporation having an office at 22003 66th Ave. W, Ste. A, Mountlake Terrace, Washington 98043 (“Crazy Moose II”), COYOTE BOB’S, INC., a Washington corporation having an office at 3014 W. Kennewick Ave., Kennewick, Washington 99336 (“Coyote Bob’s”), and GULLWING III, LLC, a Washington limited liability company having an office at 402 16th St. NE, Ste. A-106, Auburn, Washington 98002 (“Gullwing”) (Crazy Moose, Crazy Moose II, Coyote Bob’s and Gullwing shall be collectively referred to herein as “Lender”), and NG WASHINGTON, LLC, a Washington limited liability company having an office at 50 Briar Hollow Lane, Suite 500 West Houston, Texas 77027 (“Borrower”).

RECITALS

A. Pursuant to an Asset Purchase Agreement dated as of March 12, 2009 (“Purchase Agreement”), Borrower has agreed to purchase the Assets (as defined below) from Lender.  In connection therewith, among other documents, Borrower has executed in favor of Lender a promissory note of even date herewith in the aggregate original principal amount of $4,000,000 (“Note”).  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.

B. It is a condition to Closing of the Purchase Agreement that Borrower execute and deliver to Lender (i) a deed of trust encumbering Borrower's interest in certain real property transferred pursuant to the Purchase Agreement (“Deed of Trust”) and (ii) this Agreement, encumbering all of its personal property assets, including those transferred by Lender to Borrower under the Purchase Agreement, as collateral security for the payment and performance of the Indebtedness (as defined below).

Now, therefore, the parties hereto hereby agree as follows:

AGREEMENT

1. Grant of Security Interest.  For valuable consideration, Borrower grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by applicable law.

2. Definitions.  The following words shall have the following meanings when used in this Agreement:

•	Account. “Account” or “Accounts” means all of Borrower's accounts, including those as defined in RCW 62A.9A-102.

•
Agreement.  "Agreement" means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement.

1

•	Borrower. "Borrower" means NG WASHINGTON, LLC and its successors and assigns.

•
Collateral.  "Collateral" means the following described property of Borrower, whether now owned or hereafter acquired, whether now existing or hereafter arising and wherever located (collectively, “Assets”):

All Accounts, Inventory, Equipment, vehicles, chattel paper (whether tangible or electronic) and General Intangibles, commercial tort claims, documents, fixtures, instruments, letter of credit rights, money and supporting obligations, and Income and Proceeds therefrom; provided, however, in no event shall the Collateral consist of assets acquired by Borrower after the date of this Agreement for use in connection with a new location that does not comprise part of the Business as of the Closing Date.

In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter existing and wherever located:

(a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and replacements of and substitutions for any Assets.

(b) All products and produce of any Assets.

(c) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any Assets.

(d) All proceeds (including insurance proceeds) from the sale or other disposition of any Assets.

(e) All records and data relating to any Assets, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Borrower's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

•	Deed of Trust. “Deed of Trust” shall be as defined in Recital B above.

•
Equipment.  “Equipment” means all Borrower’s equipment, machinery, furniture, and furnishings, including that acquired by Borrower at Closing under the Purchase Agreement, together with all accessions, parts, attachments, accessories, or appurtenances thereto, or appertaining, attached, kept, used or intended for use in connection therewith, and all substitutions, improvements and replacements thereof and additions thereto.

•	Event of Default. "Event of Default" means any of the Events of Default set forth below in the section titled "Events of Default."

•
General Intangibles.  “General Intangibles” means all of Borrower’s general intangibles, including, but not limited to, any contract rights, permits and licenses to the extent transferable by applicable law, concessions, trademarks, patents, copyrights or franchises or general rights to receive payment from any source whatsoever, now owned or hereafter acquired, including those acquired by Borrower under the Purchase Agreement.

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•	Guaranty. “Guaranty” means that guaranty by Nevada Gold & Casinos, Inc. of even date herewith in favor of the Lender.

•
Income and Proceeds.  “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, distributions, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, whether voluntary or involuntary, by agreement or by operation of law, and all other property Borrower is entitled to receive on account of such Collateral, including accounts, contract rights, documents, instruments, chattel paper, and general intangibles.

•	Indebtedness. “Indebtedness” means the indebtedness evidenced by the Note or any other Related Documents, including all principal, interest, costs, fees and expenses for which Borrower is responsible.

•	Inventory. "Inventory" means all of Borrower's inventory, including that as defined in RCW 62A.9A.102.

•	Lender. "Lender" means collectively, CRAZY MOOSE, CRAZY MOOSE II, COYOTE BOB’S and GULLWING and their successors and assigns.

•
Note.  “Note” means the Note of even date herewith, in the principal amount of $4,000,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions therefor.

•
Permitted Lien.  “Permitted Lien” means (i) the term “Permitted Lien” as defined in the Purchase Agreement, (ii) a lien in favor of the principal lender to Borrower or its Affiliates, so long as such lien is subordinate to the lien granted to Lender hereunder and approved in writing by Lender, such approval not to be unreasonably withheld and (iii) purchase money security interests granted from time to time by Borrower in an amount not to exceed $100,000 (or such greater amount as Lender may approve in writing, such approval not to be unreasonably withheld) in any calendar year, provided that such security interests attach only to the personal property (which shall be described with specificity in the applicable UCC-1 statements) being financed by the secured party and Lender receives any notices required under the applicable provisions of the Washington Uniform Commercial Code--RCW 62A.1 101 et seq. and a detailed description of the personal property subject to the purchase money security interest (complete with serial numbers if available).

•	Purchase Agreement. Purchase Agreement shall be as defined in Recital A above.

•	Related Documents. "Related Documents" means the Note and the Deed of Trust.

3. Borrower's Waivers and Responsibilities.  Except as otherwise required under this Agreement or by applicable law, (a) Borrower agrees that Lender need not tell Borrower about any action or inaction Lender takes in connection with this Agreement; (b) Borrower assumes the responsibility for being and keeping informed about the Collateral; (c) Borrower waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and (d) Borrower agrees to remain liable under the Indebtedness no matter what action Lender takes or fails to take under this Agreement.

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4. Obligations of Borrower.  Borrower covenants to Lender as follows:

4.1 Organization.  Borrower shall at all times remain a Washington State limited liability company validly existing under the laws of the State of Washington, except in connection with an Affiliate Transaction (as defined in the Note).

4.2 Perfection of Security Interest.  Borrower agrees to execute such financing statements and to take whatever other actions are reasonably requested by Lender to perfect and continue Lender's security interest in the Collateral.  Upon request of Lender, Borrower will note Lender's interest upon any chattel paper constituting part of the Collateral.  Lender may at any time, and without further authorization from Borrower, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement.  Borrower will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.  Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower.

4.3 Removal of Collateral.  Borrower shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Borrower's addresses within the State of Washington, or at such other locations where Borrower conducts business as specified by written notice to Lender.  To the extent that the Collateral consists of vehicles, or other titled property, Borrower shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Washington, without the prior written consent of Lender.

4.4 Transactions Involving Collateral.  Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral except for (i) the sale of Inventory in the ordinary course of its business, (ii) the sale of Equipment which is fully-depreciated or obsolete or (iii) as otherwise permitted hereunder or under any other Related Document.  A sale in the ordinary course of Borrower's business does not include a transfer in partial or total satisfaction of a debt (other than in partial or total satisfaction of the Note) or any bulk sale.  Borrower shall not, without the prior written consent of Lender, pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement and other than Permitted Liens.  Unless waived by Lender, all proceeds from any disposition of the Collateral in violation hereof (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided, however, this requirement shall not constitute consent by Lender to any sale or other disposition in violation of this Section 4.4.  Upon receipt, Borrower shall immediately deliver any such proceeds to Lender.

4.5 Title.  Borrower covenants to Lender that all times it shall hold good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the liens permitted by this Agreement and any Permitted Lien.  Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

4.6 Taxes, Assessments and Liens.  Borrower shall pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon the Note, or upon any of the other Related Documents; provided, however, in no event shall Borrower be obligated to pay any taxes or other assessment relating to the income of Lender, including without limitation, interest under the Note.  Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.  If the Collateral is subjected to a lien which is not discharged within thirty (30) days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral.  In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Borrower shall name Lender as an additional obligee under any surety bond furnished in the contested proceedings.

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4.7 Compliance With Governmental Requirements.  Borrower shall comply promptly in all material respects with all laws, ordinances and regulations of all Governmental or Regulatory Authority applicable to the production, disposition, or use of the Collateral.  Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral is not jeopardized.

4.8 Hazardous Substances.  Borrower represents and warrants that the Collateral shall not, so long as this Agreement remains a lien on the Collateral, be used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub.L.No.99-499 ("SARA"), the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, et seq, the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules or regulations adopted pursuant to any of the foregoing.  The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.  Borrower hereby releases and waives any future claims against a Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws.  Notwithstanding the foregoing, office equipment, cleaning solutions and other materials that are or contain hazardous substances may be used, handled or stored on the premises in which Borrower conducts business, provided such are in de minimis amounts only and are incidental to, and reasonably necessary for, the operation and maintenance of the premises and are used in compliance with all environmental statutes.

4.9 Maintenance of Casualty Insurance.  Borrower shall procure and maintain all risks insurance, including without limitation, fire, theft and liability coverage, together with such other insurance, similar in form, amounts, coverages and basis as are currently in effect with respect to the Collateral, issued by a company or companies reasonably acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice.  In connection with all policies covering Collateral, Borrower will provide Lender with such loss payable or other endorsements as Lender may reasonably require.  If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate in accordance with this Section 4.9, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

4.10 Application of Insurance Proceeds.  Borrower shall promptly notify Lender of any loss or damage to the Collateral in excess of $10,000.  Lender may make proof of loss if Borrower fails to do so within forty-five (45) days of the casualty.  All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be utilized by Borrower for repair or replacement of the damaged or destroyed Collateral.  Any proceeds which have not been disbursed within six (6) months after their receipt and which Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

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4.11 Maintenance and Inspection of Collateral.  Borrower shall maintain all tangible Collateral in good condition and repair, normal wear and tear excepted.  Borrower will not commit damage to or destruction of the Collateral or any part of the Collateral.

5. Expenditures By Lender.  If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Borrower under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral.  Lender also may (but shall not be obligated to) pay all costs of insuring, maintaining and preserving the Collateral consistent with the terms of this Agreement.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the interest rate then in effect under the Note, from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses shall become a part of the Indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Indebtedness and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Indebtedness or (c) be treated as a balloon payment which will be due and payable at the Indebtedness's maturity.  This Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

6. Limitations on Obligations of Lender.  Following an Event of Default and the expiration of any applicable cure period, Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender's possession, but shall have no other obligation to protect the Collateral or its value.  In particular, but without limitation, Lender shall have no responsibility for (a) any depreciation in value of the Collateral or for the collection or protection of any income and proceeds from the Collateral, (b) preservation of rights against parties to the Collateral or against third persons, (c) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (d) informing Borrower about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.  Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

7. Default and Remedies.

7.1 Events of Default.  An Event of Default (as defined under the Note) shall constitute an “Event of Default” under this Agreement.

7.2 Rights and Remedies on Default.  Following the occurrence and during the continuance of an Event of Default, Lender may exercise any one or more of the rights and remedies set forth below, except that in the case of an Event of Default of the type described in subsection (c) of the Note entitled "Insolvency", such acceleration shall be automatic and not optional.

7.2.1	Accelerate Indebtedness. Declare all Indebtedness immediately due and payable.

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7.2.2
Assemble Collateral.  Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower after repossession.

7.2.3 Sell the Collateral.  Sell the Collateral, at Lender's discretion, as a unit or in parcels, at one or more public or private sales.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Borrower, or any of them, notice at least ten (10) days in advance of the time and place of any public sale, or of the date after which any private sale may be made.  Borrower agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Borrower, or any of them, at the last address Borrower has given Lender in writing.  If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Lender is located, setting forth the time and place of sale and a brief description of the property to be sold.  Lender may be a purchaser at any public sale.

7.2.4 Foreclosure.  Maintain a judicial suit for foreclosure and sale of the Collateral.

7.2.5 Transfer Title.  Effect transfer of title upon sale of all or part of the Collateral.  For this purpose, following an Event of Default and the expiration of any applicable cure period, Borrower irrevocably appoints Lender as its attorney-in-fact to execute endorsements, assignments and instruments in the name of Borrower and each of them (if more than one) as shall be necessary or reasonable.

7.2.6 Appoint Receiver.  To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the default rate set forth in the Note from the date of expenditure until repaid.

7.2.7 Collect Revenues, Apply Accounts.  Lender, either itself of through a receiver, may collect the payments, rents, income and revenues from the Collateral.  Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine or as otherwise required by applicable law.  Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine.

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7.2.8 Obtain Deficiency.  If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.  Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

7.2.9 Other Rights and Remedies.  Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

7.2.10 Application of Proceeds.  Apply any cash which is received from the collection or sale of the Collateral, to reimbursement of any reasonable expenses, including commissions incurred in connection with a sale, attorney fees as provided below, and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Borrower to Lender, with any excess funds to be paid to Borrower.  Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

7.2.11 Cumulative Remedies.  All of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and (except as otherwise provided in the Guaranty) may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

8. Miscellaneous Provisions.  The following miscellaneous provisions are a part of this Agreement:

8.1 Amendments.  This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

8.2 Applicable Law.  This Agreement has been delivered to Lender and accepted by Lender in the State of Washington.  If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Pierce County, the State of Washington.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

8.3 Attorney's Fees; Expenses.  Borrower agree to pay upon demand all of Lender's costs and expenses, including reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement.  Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

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8.4 Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

8.5 Notices.  All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the following address:

To Borrower at:	NG WASHINGTON, LLC
50 Briar Hollow Lane, Ste. 500 West Houston, Texas 77027 Attn: Robert B. Sturges, Chief Executive Officer Facsimile No.: (713) 621-2245

with copy to:	Wolff & Samson P.C.
One Boland Drive West Orange, New Jersey 07052 Attn: Laurence M. Smith, Esq. Facsimile No.: (973) 530-2221

To Lender at:	CRAZY MOOSE CASINO, INC.
CRAZY MOOSE CASINO II, INC. COYOTE BOB’S, INC. GULLWING III, LLC c/o Maygan Hurst 1911 SW Campus Dr # 774 Federal Way, WA 98023-6473 Facsimile No.: (253) 952-5711

with copies to:	Maygan Hurst
1911 SW Campus Dr. #774 Federal Way, Washington 98023-6473 Facsimile No.: (253) 952-5711

and to:	Eisenhower & Carlson, PLLC
1200 Wells Fargo Plaza 1201 Pacific Avenue Tacoma, Washington 98402 Attn: Carl R. Peterson Facsimile No.: (253) 272-5732

Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.  For notice purposes, Borrower agrees to provide notice to Lender of Borrower's current address(es).

8.6 Power of Attorney.  Borrower hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following after the occurrence and during the continuance of an Event of Default: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Borrower, to execute and deliver its releases and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, or otherwise, which in the discretion of Lender may seem to be necessary or advisable.  This power is given as security for the Indebtedness, and following an Event of Default and expiration of any applicable cure period, the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

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8.7 Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

8.8 Successor Interests.  Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

8.9 Waiver.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver by Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or of any of Borrower's obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

8.10 Meanings.  Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the Washington Uniform Commercial Code--RCW 62A.1 101 et seq.

8.11 Preference Payments.  Any monies Lender pays because of an asserted preference claim in Borrower's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Borrower as provided above in the "EXPENDITURES BY LENDER" Section.

NOTICE CONCERNING ORAL AGREEMENTS Oral agreements or oral commitments to lend money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

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BORROWER:	LENDER:

NG WASHINGTON, LLC	CRAZY MOOSE CASINO, INC.

By:	By:
Its:	Its:

CRAZY MOOSE CASINO II, INC.

By:
Its:

COYOTE BOB’S, INC.

By:
Its:

GULLWING III, LLC

By:
Its:

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EXHIBIT D-2

RETURN ADDRESS:

Carl R. Peterson
Eisenhower & Carlson, PLLC
1201 Pacific Avenue, Suite 1200
Tacoma, WA 98402

DEED OF TRUST WITH ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT

Reference Number(s) of Documents Assigned or Released:

Additional reference numbers on page _____ of document(s).

Grantor (Last name first, then first name and initials):

NG WASHINGTON, LLC, a Washington limited liability company

Grantees (Last name first, then first name and initials):

CRAZY MOOSE CASINO, INC., a Washington corporation;
CRAZY MOOSE CASINO II, INC., a Washington corporation;
COYOTE BOB’S, INC., a Washington corporation; and
GULLWING III, LLC, a Washington limited liability company.
CHICAGO TITLE INSURANCE COMPANY, Trustee.

Legal Description:	Lot 2, Block 1 The Highlands West;. Blocks 18 and 19 O'Keefe's Third Addn

Assessor's Property Tax Parcel/Account Number(s):  103891040001002; 119481053

Additional legal found on page 1 hereof (immediately following this page).

The Auditor/Recorder will rely on the information provided on the form.  The staff will not read the document to verify the accuracy or completeness of the indexing information provided herein.

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THIS DEED OF TRUST IS DATED ____________ ___, 2009, among CRAZY MOOSE CASINO, INC., a Washington corporation having an office at 510 South 20th Street, Pasco, Washington 99301 (“Crazy Moose”), CRAZY MOOSE CASINO II, INC., a Washington corporation having an office at 22003 66th Ave. W, Ste. A, Mountlake Terrace, Washington 98043 (“Crazy Moose II”), COYOTE BOB’S, INC., a Washington corporation having an office at 3014 W. Kennewick Ave., Kennewick, Washington 99336 (“Coyote Bob’s”), and GULLWING III, LLC, a Washington limited liability company having an office at 402 16th St. NE, Ste. A-106,  Auburn, Washington 98002 (“Gullwing”) (Crazy Moose, Crazy Moose II, Coyote Bob’s and Gullwing shall be collectively referred to herein sometimes as “Lender” and sometimes as “Beneficiary”), and NG WASHINGTON, LLC, a Washington limited liability company having an office at 50 Briar Hollow Lane, Suite 500 West Houston, Texas 77027 ("Grantor") and CHICAGO TITLE INSURANCE COMPANY, as trustee, whose mailing address is 4717 S. 19th Street, Suite 201, Tacoma, WA  98405 (referred to below as “Trustee”).

1. CONVEYANCE AND GRANT.  For valuable consideration, Grantor conveys to Trustee in trust with power of sale, right of entry and possession and for the benefit of Lender as beneficiary, all of Grantor’s right, title, and interest in and to the following real property located at 510 South 20th Street, Pasco, Washington (parcel no. 119481053) and 3014 W. Kennewick Avenue, Kennewick, Washington (parcel no. 103891040001002) (collectively, “Real Property”):

See Exhibit A, attached hereto

The Real Property tax identification number is 119481053; 103891040001002.

Grantor hereby assigns as security to Lender, all of Grantor’s right, title, and interest in and to all leases, Rents, and profits of the Real Property.  This assignment is recorded in accordance with RCW 65.08.070; the lien created by this assignment is intended to be specific, perfected and choate upon the recording of this Deed of Trust.  Lender grants to Grantor a license to collect the Rents and profits, which license may be revoked at Lender’s option and shall be automatically revoked upon acceleration of all or part of the Indebtedness.

2. DEFINITIONS.  The following words shall have the following meanings when used in this Deed of Trust.  Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code.  All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Deed of Trust.  The words “Deed of Trust” mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Grantor.  The word “Grantor” means NG WASHINGTON, LLC.

Improvements.  The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness.  The word “Indebtedness” means the indebtedness of Grantor to Beneficiary under the Note and any amounts expended or advanced by Lender in accordance with the terms of this Deed of Trust to discharge obligations of Grantor or expenses incurred by Trustee or Lender in accordance with the terms of this Deed of Trust to enforce obligations of Grantor under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.  The word “Indebtedness” also includes all renewals, modifications, extensions, future advances or increases in the amount of the Note.

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Lender.  The word “Lender” means collectively, CRAZY MOOSE, CRAZY MOOSE II, COYOTE BOB’S and GULLWING and their successors and assigns.

Note.  The word “Note” means the Promissory Note dated of even date herewith, in the original principal amount of $4,000,000.00 from Grantor to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note.

Personal Property.  The words “Personal Property” mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, but only to the extent that same are now or hereafter attached or affixed to the Real Property and constitute “fixtures” under applicable law; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all issues and profits thereon and proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property.  The word “Property” means collectively the Real Property and the Personal Property.

Real Property.  The word “Real Property” mean the property, interests and rights described above in the “Conveyance and Grant” section hereof (Section 1).

Related Documents.  The words “Related Documents” mean the Note and the Security Agreement dated as of the date hereof by Grantor in favor of Lender in connection with the Indebtedness.

Rents.  The word “Rents” means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

Trustee.  The word “Trustee” means Chicago Title Insurance Company and any substitute or successor trustees.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST.  THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

3. PAYMENT AND PERFORMANCE.  Except as otherwise provided in this Deed of Trust, Grantor shall pay to Lender all amounts secured by this Deed of Trust as they become due, and shall perform all of Grantor’s obligations under this Deed of Trust and the Related Documents in accordance with the terms thereof.

4. POSSESSION AND MAINTENANCE OF THE PROPERTY.  Grantor agrees that Grantor’s possession and use of the Property shall be governed by the following provisions:

(1) Possession and Use.  Until the occurrence of an Event of Default, Grantor may (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property (this privilege is a license from Lender to Grantor automatically revoked upon the occurrence of an Event of Default).

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(2) No Agricultural Use.  The Real Property is not used principally for agriculture or farming purposes.

(3) Commercial Use.  Grantor represents and warrants to Lender that this Deed of Trust and the Indebtedness incurred in connection herewith at all times will be used for business and commercial purposes.

(4) Duty to Maintain.  Grantor shall maintain the Property in a commercially reasonable manner.

(5) Hazardous Substances.  The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (‘SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing.  The terms “hazardous waste” and “hazardous substance” shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.  Grantor covenants with Lender that (i) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from the Property in violation of applicable law, and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above.  Provided that Lender has a reasonable basis to believe that Grantor is in violation of the foregoing covenant, Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Lender’s expense, as Lender may reasonably deem appropriate to determine compliance of the Property with this section of the Deed of Trust.  Lender shall provide Grantor with reasonable prior written notice of any such test or inspection, and shall perform same on such date(s) and at such times as shall be mutually convenient to the parties.  In performing any such test or inspection, Lender shall use commercially reasonable efforts to minimize interference with Grantor and Grantor’s operations at the Property.  Any inspections or tests made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person.  Grantor hereby agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust.  The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender’s acquisition of any interest in the Property, whether by foreclosure or otherwise.  Notwithstanding the foregoing, the indemnity set forth in this section shall not relate or apply to, and Grantor shall have no liability to Lender with respect to, (i) any matter, or event which occurs after the date that Grantor no longer has title to and possession of the Property, or (ii) any claims, losses, liabilities, damages, penalties or expenses which result from or arise out of any act or omission of Lender or any of Lender’s employees, agents or representatives.

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(6) Nuisance, Waste.  Grantor shall not cause, conduct or permit any legal nuisance, nor commit, permit, or suffer any material waste, on or to the Property or any portion of the Property.  Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed (it being understood and agreed, however, that the foregoing shall not apply to, and Lender’s consent shall not be required for, normal and customary removal of timber, minerals (including oil and gas), soil, gravel, rock and other materials in connection with any construction and/or development on, at or with respect to the Property).

(7) Removal of Improvements.  Grantor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

(8) [Intentionally omitted]

(9) Compliance with Governmental Requirements.  Grantor shall promptly comply, and shall promptly cause compliance by all agents, tenants or  other persons or entities of every nature whatsoever who rent, lease or otherwise use or occupy the Property in any manner, with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act.  Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s reasonable opinion, Lender’s lien on the Property is not jeopardized by such contest.

(10) Duty to Protect.  Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

5. PARTIAL RELEASE.  Grantor shall have the right, at Grantor’s election at any time, to sell and/or convey to a third party purchaser either one of the properties comprising the Property (each, an “Individual Property”).  Concurrently with the closing of the sale of such Individual Property by Grantor to the third party purchaser, Trustee and Lender shall release the lien of this Deed of Trust on such Individual Property provided that (i) no Event of Default shall have occurred and be continuing at the time of such closing and (ii) Grantor shall have paid to Lender, concurrently with such closing, the Release Amount (as identified below) applicable to such Individual Property.  In connection therewith, Trustee and Lender shall execute and deliver, concurrently with such closing, any and all documents, in recordable form, that are reasonably requested by Grantor or such third party purchaser in order to evidence, effectuate and/or confirm such release, including without limitation a partial reconveyance of this Deed of Trust releasing such Individual Property from the lien of this Deed of Trust.  For purposes of this Section 5, the “Release Amount” for each Individual Property is as follows:

Individual Property                             Release Amount

510 South 20th Street, Pasco, Washington    $2,000,000.00

3014 W. Kennewick Avenue, Kennewick, Washington  $2,000,000.00.

6. TAXES AND LIENS.  The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust.

(1) Payment.  Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines, liens and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property.  Grantor shall maintain the Property free of all liens, except for the Permitted Exceptions (as hereinafter defined) and the lien of taxes and assessments not due.  Grantor may contest in good faith any such taxes, special taxes, assessments, charges (including water and sewer), fines, liens and impositions and withhold payment thereof during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as Lender’s lien on the Property is not jeopardized by such contest.

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(2) Evidence of Payment.  Grantor shall upon demand furnish to Lender reasonable evidence of payment of the taxes or assessments and shall, upon written request from Lender, authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

(3) Notice of Construction.  Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials.  Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

7. PROPERTY DAMAGE INSURANCE.  The following provisions relating to insuring the Property are a part of this Deed of Trust.

(1) Maintenance of Insurance.  Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender.  Grantor shall also procure and maintain comprehensive general liability insurance in commercially reasonable coverage amounts with the Trustee and Lender being named as additional insureds in such liability insurance policies.  Policies shall be written in commercially reasonable form, amounts and coverages and issued by a company or companies reasonably acceptable to Lender.  Grantor, upon written request of Lender from time to time, will deliver to Lender certificates of insurance evidencing the coverages required by this Deed of Trust, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person.

(2) Application of Proceeds.  Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $100,000.00.  Lender may make proof of loss only if Grantor fails to do so within fifteen (15) business days after receipt by Grantor of written notice from Lender to do so.  Upon the election of Lender, Lender may receive and retain the proceeds of any insurance.  So long as no Event of Default has occurred and is then continuing, Lender shall promptly deliver all such proceeds of insurance to Grantor to be used by Grantor for the restoration or repair of the Property.  If an Event of Default has occurred and is then continuing, Lender shall have the right either to apply the proceeds of such insurance to the reduction of the Indebtedness or to deliver all such proceeds of insurance to Grantor to be used by Grantor for the restoration or repair of the Property.  If Lender elects or is obligated to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a commercially reasonable manner.  If Lender holds any proceeds of insurance after payment in full of the Indebtedness, such proceeds shall be immediately paid without interest by Lender to Grantor.

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(3) Unexpired Insurance at Sale.  Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee’s sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

8. EXPENDITURES BY LENDER.  If Grantor fails to comply with any provision of this Deed of Trust and such failure continues uncured for fifteen (15) days after written notice thereof from Lender, or if any action or proceeding is commenced that would materially affect Lender’s interests in the Property and such action or proceeding is not dismissed within thirty (30) days after same is commenced, Lender on Grantor’s behalf may, but shall not be required to, take any action that Lender reasonably deems necessary in order to protect or preserve Lender’s interest in the Property.  Any amount that Lender reasonably expends in so doing will bear interest at the highest rate provided for in the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses, at Lender’s option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note’s maturity.  This Deed of Trust also will secure payment of these amounts.  The rights provided for in this section shall be in addition to any other rights or remedies to which Lender may be entitled on account of the occurrence of an Event of Default, if any.  Any such action by Lender shall not be construed as curing any existing Event of Default so as to bar Lender from any remedy that it otherwise would have had.

9. WARRANTY; DEFENSE OF TITLE.  The following provisions relating to ownership of the Property are a part of this Deed of Trust.

(1) Warranty of Title.  Grantor represents and warrants to Beneficiary that:  (i) Grantor is the sole holder of fee title to the Property and has good and marketable title to the Property; (ii) Grantor has not placed or recorded any liens, encumbrances, exceptions or other charges of any kind whatsoever on the Property other than those listed on the attached Exhibit "B" and any other liens, encumbrances, exceptions or charges expressly permitted by the terms of this Deed of Trust or expressly agreed to in writing by Lender (collectively, the "Permitted Exceptions"); and (iii) Grantor has the right to grant, transfer, convey and assign the Property as herein provided and will forever warrant and defend the Property unto Lender against all claims and demands of any other person whomsoever, subject only to nondelinquent installments of taxes and assessments and the Permitted Exceptions.

10. [Intentionally omitted]

11. CONDEMNATION.  The following provisions relating to condemnation proceedings are a part of this Deed of Trust.

(1) Application of Net Proceeds.  If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may receive and retain the proceeds of any award.  So long as no Event of Default has occurred and is then continuing, Lender shall promptly deliver all such proceeds of the award to Grantor to be used by Grantor for the restoration or repair of the Property.  If an Event of Default has occurred and is then continuing, Lender shall have the right either to apply the proceeds of such award to the reduction of the Indebtedness or to deliver all such proceeds of the award to Grantor to be used by Grantor for the restoration or repair of the Property.  If Lender elects or is obligated to apply the proceeds to restoration and repair, Grantor shall repair or restore the Improvements in a commercially reasonable manner.  If Lender holds any proceeds of an award after payment in full of the Indebtedness, such proceeds shall be immediately paid without interest by Lender to Grantor.

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(2) Proceedings.  If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be reasonably necessary to defend the action and obtain the award.  Grantor shall be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, all at Lender’s expense, and Grantor will deliver or cause to be delivered to Lender such instruments as may be reasonably requested in writing by it from time to time to permit such participation.

12. IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES.  The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust.

(1) Current Taxes, Fees and Charges.  Upon written request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is reasonably requested by Lender to perfect and continue Lender’s lien on the Real Property.  Grantor shall reimburse Lender for all taxes identified in section 12.2 below which are actually paid by Lender, together with all expenses actually incurred by Lender in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps and other charges for recording or registering this Deed of Trust.

(2) Taxes.  The following shall constitute taxes to which this Section 12 applies: (a) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (b) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (c) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (d) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.  In no event shall Grantor be liable for any income taxes or franchise taxes payable by Lender or the Trustee.

(3) Subsequent Taxes.  If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, Grantor shall either (a) pays such tax before it becomes delinquent, or (b) contest such tax as provided above in Section 6 (Taxes and Liens).

13. SECURITY AGREEMENT; FINANCING STATEMENTS.  The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust.

(1) Security Agreement.  This instrument shall constitute a security agreement to the extent any of the Property constitutes Personal Property, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

(2) Security Interest.  Upon written request by Lender, Grantor shall take whatever action as is reasonably requested by Lender to perfect and continue Lender’s security interest in the Rents and Personal Property.  In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement.  Grantor shall reimburse Lender for all filing expenses incurred in perfecting or continuing this security interest.  Upon the occurrence of an Event of Default, Grantor shall assemble the Personal Property at the Real Property and make it available to Lender within three (3) days after receipt of written demand from Lender.

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(3) Addresses.  The mailing addresses of Grantor (debtor) and Lender (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

14. FURTHER ASSURANCES.  The following provisions relating to further assurances are a part of this Deed of Trust.  At any time, and from time to time, upon written request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender in writing, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may reasonably deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the reasonable opinion of Lender, be necessary in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Grantor under the Note, this Deed of Trust, and the Related Documents, and (b) the liens and security interests created by this Deed of Trust as first and prior liens on the Property.

15. FULL PERFORMANCE.  If Grantor pays all the Indebtedness and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall promptly execute and deliver to Trustee a request for, and Trustee shall promptly prepare, execute and record, a full reconveyance of the Property, and Lender shall promptly execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and Personal Property.  Any reconveyance fee shall be paid by Grantor, if permitted by applicable law.  The grantee in any reconveyance shall be Grantor or, at Grantor’s request, may be described as the “person or persons legally entitled thereto”, and the recitals in the reconveyance of any matters or facts shall be conclusive proof of the truthfulness of any such matters or facts.

16. DEFAULT.  An Event of Default (as defined in the Note) shall consitute an “Event of Default” under this Deed of Trust.

17. RIGHTS AND REMEDIES ON DEFAULT.  Following the occurrence and during the continuance of any Event of Default, Trustee or Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

(1) Accelerate Indebtedness.  Lender shall have the right at its option to declare the entire Indebtedness immediately due and payable.

(2) Foreclosure.  With respect to all or any part of the Real Property, the Trustee shall have the right to exercise its power of sale and to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

(3) UCC Remedies.  With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

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(4) Collect Rents.  Lender shall have the right, without notice to Grantor, to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above the actual, out-of-pocket costs incurred by Lender in connection therewith, against the Indebtedness.  In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender.  If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds.  Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed.  Lender may exercise its rights under this subsection either in person, by agent, or through a receiver.

(5) Appoint Receiver.  To the extent permitted by applicable law, Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding or pending foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the actual, out-of-pocket costs of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

(6) Tenancy at Sufferance.  If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property as a result of the occurrence of an Event of Default, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall at Lender’s option either (a) pay a reasonable rental for the use of the Property, or (b) vacate the Property immediately upon the written demand of Lender.

(7) Other Remedies.  Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or the Related Documents or by law.

(8) Notice of Sale.  Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Reasonable notice shall mean written notice given at least ten (10) days before the time of the sale or disposition.  Any sale of Personal Property may be made in conjunction with any sale of the Real Property.

(9) Sale of the Property.  To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshaled.  In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales.  Lender shall be entitled to bid at any public sale on all or any portion of the Property.

(10) Waiver, Election of Remedies.  A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s rights otherwise to demand strict compliance with that provision or any other provision.  Election by Lender to pursue any remedy provided in this Deed of Trust, the Note, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust after failure of Grantor to perform shall not affect Lender’s right to declare an Event of Default (if an Event of Default exists) and to exercise any of its remedies.

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(11) Attorneys’ Fees, Expenses.  If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees and costs at trial on any appeal.  Whether or not any court action is involved, all reasonable expenses incurred by Lender which in Lender’s reasonable opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid.  Expenses covered by this section include, without limitation, however subject to any limits under applicable law, Lender’s reasonable attorneys’ fees whether or not there is a lawsuit, including reasonable attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the actual, out-of-pocket cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law.  Grantor also will pay any court costs, in addition to all other sums provided by law.

(12) Rights of Trustee.  Trustee shall have all of the rights and duties of Lender as set forth in this section.

18. POWERS AND OBLIGATIONS OF TRUSTEE.  The following provisions relating to the powers and obligations of Trustee (pursuant to Lender’s instructions) are part of this Deed of Trust.

(1) Powers of Trustee.  In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the joint written request of Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

(2) Obligations to Notify.  Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless required by applicable law, or unless the action or proceeding is brought by Trustee.

(3) Trustee.  Trustee shall meet all qualifications required for a trustee under applicable law.  In addition to the rights and remedies set forth above with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

(4) Successor Trustee.  Lender, at Lender’s option, may from time to time appoint a successor trustee to any Trustee appointed hereunder by an instrument executed and acknowledged by Lender and recorded in the office of the recorder for the County in which the Real Property is located.  The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law.  This procedure for substitution of trustee shall govern to the exclusion of all other provisions for substitution.

19. NOTICES TO GRANTOR AND OTHER PARTIES.  Subject to applicable law, and except for notice required or allowed by law to be given in another manner, any notice under this Deed of Trust shall be in writing, and shall be effective when actually delivered, or when deposited with a nationally recognized overnight courier, or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust.  Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender’s address, as shown near the beginning of this Deed of Trust.  For notice purposes, Grantor, Lender and Trustee agree to keep each other informed at all times of their respective current addresses.

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20. MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Deed of Trust:

(1) Amendments.  This Deed of Trust, together with any Related Documents, constitutes the entire and final understanding and agreement of the parties as to the matters set forth in this Deed of Trust.  No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(2) Applicable Law.  This Deed of Trust has been delivered to Lender and accepted by Lender in the State of Washington.  This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Washington.

(3) Caption Headings.  Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

(4) Merger.  There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

(5) [Intentionally omitted]

(6) Severability.  If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

(7) Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness, unless otherwise agreed to in writing by Lender.

(8) Time is of the Essence.  Time is of the essence in the performance of this Deed of Trust.

(9) Waivers and Consents.  Lender shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or any of Grantor’s obligations as to any future transactions.  Whenever consent by Lender is required in this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

(10) Waiver of Homestead Exemption.  Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Washington as to all Indebtedness secured by this Deed of Trust.

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NOTICE CONCERNING ORAL AGREEMENTS Oral agreements or oral commitments to lend money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

NG WASHINGTON, LLC

By:
Its:

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STATE OF [___________]	)
) ss.
County of [________]	)

 I certify that I know or have satisfactory evidence that _________________ is the person who appeared before me, and said person acknowledged that _______ signed this instrument, on oath stated that ________ was authorized to execute the instrument and acknowledged it as the ________ of NG WASHINGTON, LLC to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

 DATED this ____ day of _____________, 2009.

____________________________
Signature of Notary Public
____________________________
Name of Notary Public
NOTARY PUBLIC
____________________________
My Appointment Expires:

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Exhibit A

Legal Description

Parcel No. 103891040001002

Lot 2, Block 1, The Highlands West, according to the Plat thereof recorded in Volume 11 of Plats, Page 4, records of Benton County, Washington.

Parcel No. 119481053

That portion of Blocks 18 and 19, TOGETHER WITH vacated alley and streets adjoining said blocks, O'KEEFE'S THIRD ADDITION TO PASCO according to the Plat thereof recorded in Volume B of Plats, Page 37, records of Franklin County, Washington, being more particularly described as follows:

Beginning at the Southeast corner of Section 25, Township 9 North, Range 29 East, W.M.; thence West along the South line of said section, 406 feet;

thence North parallel to the East line of said section, 207 feet to the True Point of Beginning; thence East, parallel to the South line of said section, 406 feet to the East line of said section; thence North along the East line 200 feet;

thence West, parallel to the South line of said section, 406 feet;

thence South, parallel to the East line of said section, 200 feet to the True Point of Beginning;

EXCEPT the East 40 feet thereof conveyed to the City of Pasco, for South 20th Avenue, by Deed recorded under Recording No. 283730.

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Exhibit B

Permitted Exceptions

16

REQUEST FOR FULL RECONVEYANCE

To: __________________________________________________, Trustee

The undersigned is the legal owner and holder of all indebtedness secured by this Deed of Trust.  You are hereby requested, upon payment of all sums owing to you, to reconvey without warranty, to the persons entitled thereto, the right, title and interest now held by you under the Deed of Trust.

Date:	Beneficiary:

By:
Its:

17

EXHIBIT D-3

COMMERCIAL GUARANTY

This Commercial Guaranty ("Guaranty") is made as of __________, 2009, by NEVADA GOLD & CASINOS, INC., a Nevada corporation ("Guarantor") and in favor of CRAZY MOOSE CASINO, INC., a Washington corporation having an office at 510 South 20th Street, Pasco, Washington 99301 (“Crazy Moose”), CRAZY MOOSE CASINO II, INC., a Washington corporation having an office at 22003 66th Ave. W, Ste. A, Mountlake Terrace, Washington 98043 (“Crazy Moose II”), COYOTE BOB’S, INC., a Washington corporation having an office at 3014 W. Kennewick Ave., Kennewick, Washington 99336 (“Coyote Bob’s”), and GULLWING III, LLC, a Washington limited liability company having an office at 402 16th St. NE, Ste. A-106,  Auburn, Washington 98002 (“Gullwing”) (Crazy Moose, Crazy Moose II, Coyote Bob’s and Gullwing shall be collectively referred to herein as “Lender”).

RECITALS

A. Pursuant to an Asset Purchase Agreement dated as of March [11], 2009 (the “Purchase Agreement”), NG Washington, LLC, a Washington limited liability company (“Borrower”) has agreed to purchase the Assets (as defined in the Purchase Agreement) from Lender.  In connection therewith, among other documents, Borrower has executed in favor of Lender a promissory note of even date herewith in the aggregate original principal amount of $4,000,000 (the “Note”).  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.

B. It is a condition to Closing of the Purchase Agreement that Guarantor execute and deliver this guaranty (“Guaranty”) of collection of all obligations owing under the Note.

AGREEMENT

1. Guaranty of Collection.  Notwithstanding anything to the contrary contained herein, Lender shall have no right to assert any claim or demand under this Guaranty unless and until Lender has exhausted all of its rights and remedies against Borrower and the Collateral under the Note, the Security Agreement and the Deed of Trust, this being a guaranty of collection and not a guaranty of payment and Guarantor’s obligations hereunder being limited to any deficiency after all of Lender’s rights and remedies against Borrower and the Collateral have been exhausted.

2. Continuing Guaranty.  For good and valuable consideration, Guarantor absolutely and unconditionally guarantees and promises to pay to Lender or its order, on demand, in legal tender of the United States of America, the Indebtedness (as hereinafter defined) of Borrower to Lender on the terms and conditions set forth in this Guaranty.  Except as otherwise provided in Section 1 of this Guaranty, the liability of Guarantor hereunder is unlimited and the obligations of Guarantor are continuing.

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3. Definitions.  The following words shall have the following meanings when used in this Guaranty:

▪ Borrower.  "Borrower" means NG Washington, LLC.

▪ Guarantor.  "Guarantor" means Nevada Gold & Casinos, Inc.

▪ Guaranty.  "Guaranty" means this Guaranty by Guarantor for the benefit of Lender.

▪ Indebtedness.  "Indebtedness" means all obligations of Borrower under the Note and the other Related Documents, including all principal, interest, late charges and other sums.

▪ Lender.  "Lender" means Crazy Moose, Crazy Moose II, Coyote Bob’s, and Gullwing, and their respective successors and assigns.

▪ Related Documents. "Related Documents" means the Note, the Security Agreement and the Deed of Trust.

4. Nature of Guaranty.  Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force.  Guarantor intends to guaranty at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness.  Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness or any of the Indebtedness which subsequently arises or is thereafter incurred or contracted.

5. Duration of Guaranty.  This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full.  Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty.

6. Guarantor's Authorization to Lender.  Guarantor authorizes Lender, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (a) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original credit terms; (b) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange and enforce any such security; (c) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (d) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (e) to apply such security and direct the order or manner of sale thereof in accordance with applicable law, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; and (f) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness, subject to any limitations contained in the Note.

7. Guarantor's Representations and Warranties.  Guarantor represents and warrants to Lender that (a) no representation or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; (c) if Guarantor is no longer required to make its financial statements publicly available, upon Lender's request (which shall not be made more than once each calendar quarter), Guarantor will provide to Lender copies of Guarantor’s financial statements; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition.  Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

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8. Guarantor's Waivers

8.1 General Waivers.  Except as prohibited by applicable law, Guarantor waives any right to require Lender (a) to extend other credit to Borrower or (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations.

8.2 Waiver of Claim Against Borrower.  If now or hereafter (a) Borrower shall be or become insolvent, and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

8.3 Waiver of Rights and Defenses.  Subject to Section 1 of this Guaranty, Guarantor waives any and all rights or defenses arising by reason of any election of remedies by Lender which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness.  If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

9. Guarantor's Understanding With Respect to Waivers.  Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

10. Subordination of Borrower's Debts to Guarantor.  Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent.  Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower.  In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender.  Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness.

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11. Miscellaneous Provisions.  The following miscellaneous provisions are part of this Guaranty:

11.1 Amendments.  This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty.  No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

11.2 Applicable Law.  This Guaranty has been delivered to Lender and accepted by Lender in the State of Washington.  If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of Pierce County, State of Washington.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Washington.

11.3 Attorneys' Fees; Expenses.  If Lender institutes suit to enforce its rights hereunder against Guarantor in accordance with the provisions of this Guaranty or if Lender attempts to enforce its rights hereunder following the voluntary or involuntary bankruptcy of Guarantor, Guarantor agrees to pay upon demand all of Lender's costs and expenses, including reasonable attorneys' fees and Lender's legal expenses, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

11.4 Notices.  All notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the following address or to such other addresses as either party may designate to the other in writing:

Borrower	Guarantor
NG Washington, LLC. 50 Briar Hollow Lane, Suite 500 West Houston, Texas 77027 Attn: Robert B. Sturges, Chief Executive Officer Facsimile No.: (713) 621-2245	Nevada Gold & Casinos, Inc. 50 Briar Hollow Lane, Suite 500 West Houston, TX 77027 Attn: Robert B. Sturges, CEO

Lender
c/o Maygan Hurst 1911 SW Campus Dr # 774 Federal Way, WA 98023-6473 Facsimile No.: (253) 952-5711

For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address.

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11.5 Interpretation.  The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them.  Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.  If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable.  If any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

11.6 Waiver.  Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty.  No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions.  Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS.  IN ADDITION, GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED "DURATION OF GUARANTY."  NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.

NOTICE CONCERNING ORAL AGREEMENTS Oral agreements or oral commitments to lend money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

GUARANTOR:

Nevada Gold & Casinos, Inc.

By:
Its:
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EXHIBIT E

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of __________ __, 2009, is made and entered into by and among CRAZY MOOSE CASINO, INC., a Washington corporation having an office at 510 South 20th Street, Pasco, Washington 99301 (“Crazy Moose”), CRAZY MOOSE CASINO II, INC., a Washington corporation having an office at 22003 66th Ave. W., St. A, Mountlake Terrace, Washington 98043 (“Crazy Moose II”), COYOTE BOB’S, INC., a Washington corporation having an office at 3014 W. Kennewick Ave.,, Kennewick, Washington 99336 (“Coyote Bob’s”), GULLWING III, LLC, a Washington limited liability company having an office at 402 16th St. NE, Ste. A-106, Auburn, Washington 98002 (“Gullwing”; and together with Crazy Moose, Crazy Moose II and Coyote Bob’s, referred to individually and collectively as the “Seller”) and NG WASHINGTON, LLC, a Washington limited liability company having an office at 50 Briar Hollow Lane, Suite 500 West Houston, Texas 77027 ("Purchaser"; and together with the Seller, referred to collectively as the “Parties”).

RECITALS

WHEREAS, the Seller and the Purchaser are parties to that certain Asset Purchase Agreement, dated as of March ___, 2009 (the “Asset Purchase Agreement”), by and among the Seller and the Purchaser; and

WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Purchaser all of the Seller’s right, title and interest in, to and under the Assets (as defined in the Asset Purchase Agreement) and the Purchaser has agreed to assume and become responsible for the Assumed Liabilities (as defined in the Asset Purchase Agreement), on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Definitions. Terms used herein and not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement.

2.
Conveyance.  Seller hereby sells, transfers, conveys, assigns and delivers to the Purchaser all of the Seller’s right, title and interest in, to and under all of the Assets in accordance with and subject to the terms and conditions of the applicable governing agreements and instruments relating thereto.  Title to the Assets shall pass to the Purchaser effective as of 12:01 a.m., local time, on the date hereof (the “Effective Time”).

3.
Assumption.  The Purchaser hereby assumes and agrees to become responsible for the Assumed Liabilities that accrue and are required to be performed from and after the Effective Time, in accordance with the terms and conditions thereof.  The Purchaser expressly does not, and shall not, assume, be deemed to assume, or become responsible for, any Retained Liabilities, each of which shall be retained by the Seller and discharged in accordance with the terms and conditions of the Asset Purchase Agreement.

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4.
Power of Attorney.The Seller hereby constitutes and appoints the Purchaser, its successors and assigns, as the Seller’s true and lawful attorney-in-fact, with full power of substitution, in the name of the Purchaser, its successors or assigns or in the name of the Seller, on behalf of and for the benefit of the Purchaser, its successors and assigns, to institute and prosecute all proceedings which the Purchaser, its successors and assigns may deem proper in order to (i) receive, collect, assert or enforce any claim, right or title of any kind in or to the Assets, and (ii) with respect to the Assumed Liabilities, to defend and compromise any and all such actions and execute instruments in relation thereto as the Purchaser, its successors and assigns shall deem advisable in its discretion.  Without limiting the foregoing, the Seller hereby authorizes the Purchaser, its successors and assigns and their respective officers to endorse or assign any instrument, contract or chattel paper to the extent relating to the Assets.

5.
Further Assurances.  The Seller hereby covenants and agrees that, from time to time after the date hereof, at the request of the Purchaser, its successors and assigns, and without further consideration, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyance, transfers, assignments, powers of attorney and assurances as may be reasonably required to distribute, transfer, convey, assign and deliver to the Purchaser, its successors and assigns the Seller’s interest in and to, and put the Purchaser, its successors and assigns in possession of, the Assets.

6.
No Amendment; Conflict.  Nothing in this Agreement, express or implied, is intended or shall be construed to expand or defeat, impair or limit in any way the rights, obligations, claims or remedies of the Parties set forth in the Asset Purchase Agreement.  If there is any inconsistency between this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

7.	Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties, together with their respective legal representatives, successors, and assigns

8.	Governing Law. The performance and interpretation of this Agreement will be controlled by the laws of the State of Washington without giving effect to its conflict of laws principles.

9.
Counterparts.  This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute one and the same agreement.  A signature to this Agreement delivered by telecopy or other electronic means will be deemed valid.

[Signature page to follow]

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 IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the day and year first above written.

CRAZY MOOSE CASINO, INC.

By:
Name
Title

CRAZY MOOSE CASINO II, INC.

By:
Name
Title

COYOTE BOB’S, INC.

By:
Name
Title

GULLWING III, LLC

By:
Name
Title

NG WASHINGTON, LLC

By:
Name
Title

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EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE, dated as of ______ ___, 2009 (this “Assignment and Assumption of Lease”), is entered into by and among [SELLER ENTITY THAT IS THE LESSEE UNDER THE LEASE], a ___________ having an office at [______________], [___________], Washington __________ (the “Assignor”), and NG WASHINGTON, LLC, a Washington limited liability company having an office at 50 Briar Hollow Lane, Suite 500 West Houston, Texas 77027 (the “Assignee”).

RECITALS

WHEREAS, pursuant to an Asset Purchase Agreement, dated as of March ___, 2009, by and among CRAZY MOOSE CASINO, INC., a Washington corporation (“Crazy Moose”), CRAZY MOOSE CASINO II, INC., a Washington corporation (“Crazy Moose II”), COYOTE BOB’S, INC., a Washington corporation (“Coyote Bob’s”), and GULLWING III, LLC, a Washington limited liability company (“Gullwing”; and together with Crazy Moose, Crazy Moose II and Coyote Bob’s, referred to individually and collectively as the “Seller”), and the Assignee, the Seller has agreed to sell to the Assignee all of the Seller’s right, title and interest in, to and under the Assets (as defined in the Asset Purchase Agreement) and the Assignee has agreed to assume and become responsible for the Assumed Liabilities (as defined in the Asset Purchase Agreement); and

WHEREAS, in connection with such sale and purchase, the Assignor desires to assign and transfer to the Assignee all of the Assignor’s right, title and interest in, to and under that certain [Lease Agreement], dated [_____________], between [LANDLORD ENTITY] (the “Landlord”) and Assignor, as amended (the “Lease”); and

WHEREAS, in connection therewith, Assignee desires to assume the duties and obligations of Assignor with respect to the Lease arising from and after the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.  Capitalized terms used in this Assignment and Assumption of Lease and not otherwise defined shall have the meanings given to such terms in the Asset Purchase Agreement.

2. Assignment.  Subject to the terms and conditions set forth in the Asset Purchase Agreement and in this Assignment and Assumption of Lease, the Assignor hereby assigns, transfers and conveys to the Assignee all of the Assignor’s right, title and interest in, to and under the Lease.

3. Assumption.  The Assignee hereby accepts the foregoing assignment of the Lease and hereby assumes and agrees to be bound by and to pay, perform and discharge all obligations, covenants, liabilities and responsibilities of the Assignor under or pursuant to the Lease arising or accruing from and after 12:01 a.m., local time, on the date hereof.

4. Asset Purchase Agreement.  This Assignment and Assumption of Lease is intended to effectuate the provisions of the Asset Purchase Agreement, and is subject in all respects to the terms, conditions and provisions set forth in the Asset Purchase Agreement.

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5. Successors and Assigns; Governing Law.  This Assignment and Assumption of Lease shall be (a) binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, and (b) construed in accordance with the laws of the State of Washington without giving effect to its conflict of laws principles.

6. Counterparts.  This Assignment and Assumption of Lease may be executed in any number of counterparts, each of which when executed and delivered shall be an original and all of which shall constitute one and the same instrument.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease as of the date set forth on the first page hereof.

[SELLER ENTITY THAT IS THE LESSEE UNDER THE LEASE]

By:
Name
Title

NG WASHINGTON, LLC

By:
Name
Title

The undersigned Landlord hereby acknowledges and consents to the assignment to and assumption by the Assignee of the Lease, as provided above, and in connection therewith hereby certifies to the Assignee as follows:

1.	The Lease is in full force and effect and has not been modified, assigned, subleased, supplemented, amended or otherwise changed.

2.	All conditions and agreements under the Lease to be satisfied or performed by the Assignor prior to the date hereof have been satisfied and performed.

3.
The Assignor is not in default under the Lease, there are no outstanding notices of default given by the Assignor which have not been cured, and there are no defenses or offsets against the enforcement of the Lease by the Assignor.  The Landlord has no knowledge of any condition or set of facts which, with the passage of time and/or the giving of notice, would constitute a default by the Assignor in the performance of its obligations under the Lease.

4.	No advance rent has been paid by the Assignor to the Landlord, and rent under the Lease has been paid through __________.

5.	The Assignor has delivered to the undersigned $_______ as security under the Lease.

6.	All conditions and agreements under the Lease to be satisfied or performed by the Landlord prior to the date hereof have been satisfied and performed.

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7.
The Landlord is not in default under the Lease, and there are no outstanding notices of default given by the Landlord under the Lease which have not been cured.  The Landlord has no knowledge of any condition or set of facts which, with the passage of time and/or the giving of notice, would constitute a default by the Landlord in the performance of its obligations under the Lease.

8.
The Landlord acknowledges that the Assignee will rely upon the certifications set forth herein as an inducement to accept the assignment of the Assignor’s interest in the Lease and the assumption of the Assignor’s obligations thereunder.

[LANDLORD ENTITY]

By:
Name: Title:

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EXHIBIT G

AFTER RECORDING MAIL TO:

Carl R. Peterson
Eisenhower & Carlson, PLLC
1201 Pacific Avenue, Suite 1200
Tacoma, Washington 98402

Document Title:	Special Warranty Deed

Grantor(s):	Gullwing III, LLC, a Washington limited liability company
Grantee(s):	NG Washington, LLC, a Washington limited liability company
Abbr. Legal Descr.:	Lot 2, Block 1 The Highlands West
Parcel No.:	1-0389-104-0001-002

SPECIAL WARRANTY DEED

The Grantor, GULLWING III, LLC, a Washington limited liability company, for and in consideration of One Dollar ($1.00) and other valuable consideration, in hand paid, grants, bargains and sells to Grantee, NG WASHINGTON, LLC, a Washington limited liability company, the following described real estate, situated in Benton County, Washington:

Lot 2, Block 1, The Highlands West, according to the Plat thereof recorded in Volume 11 of Plats, Page 4, records of Benton County, Washington, subject to those exceptions described on Exhibit A, attached hereto.

The Grantor, for itself and for its successors in interest, does by these presents expressly limit the covenants of the deed to those herein expressed and exclude all covenants arising or to arise by statutory or other implication, and do hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through or under the Grantor and not otherwise, they will forever warrant and defend the real estate described herein.

Dated: ______________ ________, 2009.

Grantor GULLWING III, LLC

By:
Its:

STATE OF WASHINGTON ))
) ss.
County of ________	)

I certify that I know or have satisfactory evidence that _________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the   of Gullwing III, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this ______ day of ______________, 2009.

Name:

Notary Public in and for the State of

Washington, residing at:

My Appointment Expires:

EXHIBIT A

Exceptions to Title

AFTER RECORDING MAIL TO:

Carl R. Peterson
Eisenhower & Carlson, PLLC
1201 Pacific Avenue, Suite 1200
Tacoma, Washington 98402

Document Title:	Special Warranty Deed

Grantor(s):	Gullwing III, LLC, a Washington limited liability company
Grantee(s):	NG Washington, LLC, a Washington limited liability company
Abbr. Legal Descr.:	Blocks 18 and 19 O'Keefe's Third Addn
Parcel No.:	119-481-053

SPECIAL WARRANTY DEED

The Grantor, GULLWING III, LLC, a Washington limited liability company, for and in consideration of One Dollar ($1.00) and other valuable consideration, in hand paid, grants, bargains and sells to Grantee, NG WASHINGTON, LLC, a Washington limited liability company, the following described real estate, situated in Franklin County, Washington:

That portion of Blocks 18 and 19, TOGETHER WITH vacated alley and streets adjoining said blocks, O'KEEFE'S THIRD ADDITION TO PASCO according to the Plat thereof recorded in Volume B of Plats, Page 37, records of Franklin County, Washington, being more particularly described as follows:

Beginning at the Southeast corner of Section 25, Township 9 North, Range 29 East, W.M.;
thence West along the South line of said section, 406 feet; thence North parallel to the East line of said section, 207 feet to the True Point of Beginning;
thence East, parallel to the South line of said section, 406 feet to the East line of said section;
thence North along the East line 200 feet; thence West, parallel to the South line of said section, 406 feet;
thence South, parallel to the East line of said section, 200 feet to the True Point of Beginning;

EXCEPT the East 40 feet thereof conveyed to the City of Pasco, for South 20th Avenue, by Deed recorded under Recording No. 283730.

Subject to those exceptions described on Exhibit A, attached hereto.

The Grantor, for itself and for its successors in interest, does by these presents expressly limit the covenants of the deed to those herein expressed and exclude all covenants arising or to arise by statutory or other implication, and do hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through or under the Grantor and not otherwise, they will forever warrant and defend the real estate described herein.

Dated: ______________ ________, 2009.

Grantor GULLWING III, LLC

By:
Its:

STATE OF WASHINGTON ))
) ss.
County of ________	)
I certify that I know or have satisfactory evidence that _________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the   of Gullwing III, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this ______ day of ______________, 2009.

Name:

Notary Public in and for the State of

Washington, residing at:

My Appointment Expires:

EXHIBIT A

Exceptions to Title